                                                                  EXECUTION COPY
                                                                  April 19, 2000

                                                                   EXHIBIT 10.66



                         CONFIDENTIAL PORTIONS OMITTED
                         -----------------------------


                               OPTION AGREEMENT

                                    between

                         CORTEX PHARMACEUTICALS, INC.

                                      and

                               SHIRE HOLDINGS AG

                          dated as of April 19, 2000

                               OPTION AGREEMENT

     THIS OPTION AGREEMENT (the "Agreement") dated as of April 19, 2000 (the "Effective Date") is made between CORTEX PHARMACEUTICALS, INC., a Delaware corporation having its principal offices at 15241 Barranca Parkway, Irvine, California 92618 U.S.A. ("Cortex"), and SHIRE HOLDINGS AG having its principal offices at Bundesstrasse 5, 6300 Zug, Switzerland ("Shire").

                                R E C I T A L S

     A. Cortex possesses know-how, expertise and rights to issued United States patents and patent applications and corresponding foreign filed patent applications pertaining to a class of proprietary pharmaceuticals called Ampakines(R).

     B. Certain of these Ampakines(R), in particular "CX516", have the potential to modulate and treat ADHD (as defined below).

     C. Shire desires to investigate the potential usefulness of CX516 in the treatment of ADHD during the Research Program under this Agreement, and at the end of the Research Program, have the option to enter into an exclusive license to use the Cortex Patent Rights and Cortex Technology to develop, manufacture and commercialize a selected Ampakine(R) for the treatment of ADHD (the "Option").

     NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

                                1.  DEFINITIONS

     For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below:

1.1  "Affiliate" shall mean any corporation or other entity which controls, is
      ---------
controlled by, or is under common control with a Party to this Agreement. A corporation or other entity shall be regarded as in control of or controlled by another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

1.2  "ADHD" shall mean Attention Deficit/Hyperactivity Disorders as defined in
      ----
the Diagnostic and Statistical Manual of Mental Disorders, Fourth Edition as maybe amended from time to time.

1.3  "Ampakines(R)" shall mean those chemicals that are modulators of AMPA-
      ------------
receptor function and which are covered by the Cortex Patent Rights and/or incorporate, use or were developed with the Cortex Technology.

1.4  "Assignment Fee" shall have the meaning set forth in Section 10.2.3.
      --------------

1.5  "Cortex Patent Rights" shall mean all rights useful in the Field under
      --------------------
present and future, foreign and domestic, patents, patent applications, patent extensions, certificates of invention and applications for certificates of invention, together with any originals, provisionals, divisionals, continuations or continuations-in-part, extensions, renewals and reissues owned by, or licensed to Cortex. Cortex Patent Rights as of the Effective Date, and all licenses relating to such Cortex Patent Rights, are listed in Schedule 1.5 hereto.
              ------------

1.6  "Cortex Technology" shall mean all present and future inventions, trade
      -----------------
secrets, copyrights, data, regulatory submissions or other intellectual property of any kind useful in the Field (including any proprietary biological materials, compounds or reagents) and all confidential technical information owned or controlled by Cortex as of the Effective Date and during the term of this Agreement necessary or useful for the discovery, development, manufacture, use or sale of a Product and including Cortex Patent Rights, but excluding the Data.

1.7  "CX 516" shall mean 1-(Quinoxalin-6-ylcarbonyl) piperdine, the
      ------
specifications of which are attached hereto as Schedule 3.2.1.

1.8  "Data" shall have the meaning set forth in Section 2.5.
      ----

1.9  "Development and License Agreement" shall mean the agreement between the
      ---------------------------------
Parties for the exclusive worldwide license to manufacture, have manufactured, use, supply, distribute and sell certain Ampakines(R) to be entered into on exercise of the Option in the terms set out in the form attached hereto as Exhibit A.
---------

1.10  "Effective Date" shall mean the date first set forth above.
       --------------

1.11 "Field" shall mean the use of Ampakines(R) for the treatment of ADHD.
      -----

1.12 "First Dosing" shall mean the first administration of a Product to a human
      ------------
subject in the Research Program as described in Section 2.1 below.

1.13 "IND" shall mean an Investigational New Drug application filed with the
      ---
Food and Drug Administration of the United States.

1.14 "Inventions," "Cortex Inventions" and "Shire Inventions" shall have the
      -----------   -----------------       ----------------
meanings set forth respectively in Section 6.1.1.

1.15 "Joint Inventions" shall have the meaning set forth in Section 6.1.1.
      ----------------

1.16 "Option" shall mean Shire's Option to license the Cortex Patent Rights and
      ------
Cortex Technology as set forth in Section 4.1.

1.17 "Option Period" shall have the meaning set forth in Section 4.2.
      -------------

1.18 "Party" shall mean Cortex or Shire.
      -----

1.19 "Product" shall mean any therapeutic composition for administration to
      -------
human subjects containing an Ampakine(R) as a pharmaceutically active ingredient.

1.20 "Research License" shall have the meaning set forth in Section 3.1.
      ----------------

1.21 "Research Program" shall have the meaning set forth in Section 2.1.
      ----------------

1.22 "Selected Compounds" shall mean the two (2) AMPAKINES selected by Cortex
      ------------------
and provided to Shire for Shire for review and consideration pursuant to Section 2.1.2.

1.23 "Stock Purchase Agreement" shall mean the agreement between the Parties for
      ------------------------
Shire to invest in the Common Stock of Cortex on the terms set out in Exhibit B
                                                                      ---------
hereto.

1.24 "Third Party" shall mean any entity other than Cortex or Shire and their
      -----------
respective Affiliates.

1.25 "UCI License" shall mean the Exclusive License Agreement dated June 15,
      -----------
1993, between Cortex Pharmaceuticals, Inc. and The Regents of the University of California.

                              2.  CLINICAL STUDY

2.1  Clinical Study and Information Analysis.

     2.1.1  CX516 Feasibility Study.  Within thirty (30) days after the
            -----------------------
  Effective Date, Cortex shall supply to Shire such information and materials in its possession or under its control relating to CX516 which is necessary or useful to enable Shire to procure an IND and conduct a suitable program to investigate the potential usefulness of CX516 in the Field (the "Research Program"). The Research Program shall pertain to CX516 only and not the Selected Compounds. Subject to the grant of an IND, Shire shall, or cause its agents or contractors to, conduct the Research Program in a timely manner, in good scientific manner and in compliance with all applicable legal requirements, in accordance with Schedule 2.1.1 hereto.

     2.1.2  Additional Cortex Compounds.  Within six (6) months from the
            ---------------------------
  Effective Date, Cortex shall supply to Shire such information and materials in its possession or control relating to the Selected Compounds, as may be necessary or desirable in order for Shire to review and assess such compounds as potential candidates for development. Shire shall be entitled to analyze the Selected Compounds for potential development as a Product. Cortex shall chose the Selected Compounds based on the compound selection criteria referred to in Section 3.4 below.

2.2  Materials.  Cortex shall in a timely manner furnish Shire with sufficient
     ---------
quantities of CX516 pursuant to Section 3.2 below.

2.3  Regulatory Filings.  Shire, with the reasonable cooperation of Cortex,
     ------------------
shall endeavor to file an IND for the use of CX516 in the Field. Except as set forth in Sections 4.6 and 10.2 below, Shire shall own all rights under any IND it files for CX516 pursuant to this Agreement.

2.4  Subcontracts.  Shire may subcontract all or portions of the Research
     ------------
Program to Third Parties without the prior consent of Cortex; provided, however, that Shire shall require such Third Parties to enter into appropriate confidentiality agreements unless such subcontracting would not require the transfer of confidential Information (as defined in Article 7 hereof) to the Third Party.

2.5  Data.  Shire shall use its reasonable efforts to cause Third Parties
     ----
conducting the Research Program to maintain records in sufficient detail as such will properly reflect all work done and results achieved in the performance of the Research Program (including all data in the form required to be maintained under any applicable governmental regulations) and maintain such records in good scientific manner and in compliance with applicable laws and regulations. Such records shall comprise books, results, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials, regulatory submissions, including the IND and other graphic or written data generated in connection with the Research Program (the "Data"). Shire shall, on Cortex's reasonable request, provide to Cortex summaries of the Data provided, however, that Cortex shall maintain such records and the information of Shire contained therein in confidence in accordance with Article 7 below and shall not use such records or information of Shire except to the extent otherwise permitted by this Agreement. Shire shall own all intellectual property rights pertaining to the Data and, except as otherwise expressly provided in this Agreement, Cortex shall have no right of use or ownership of the Data.

2.6  Communication.  Shire shall keep Cortex reasonably informed of its progress
     -------------
under the Research Program as necessary.

2.7  Adverse Event Reports.  Each Party shall promptly report to the other
     ---------------------
potentially serious or unexpected adverse events (including adverse drug experiences, as defined in 21 C.F.R. (S) 314.80 or other applicable regulations) with respect to Ampakines(R) of which it becomes aware and in no event later than five (5) days after initial receipt of the information by such party with the exception of Life-Threatening Adverse Drug Experiences (as defined in 21 C.F.R. (S) 314.80(a)), which shall be notified to the other party within 24 hours of receipt of knowledge by the notifying party. Each Party shall report to the other Party summaries of other adverse events with respect to every twelve (12) months. Cortex may provide such information that it receives from Shire under this Section 2.7 to its other licensees. Cortex shall use commercially reasonable efforts to include in its other agreements, similar provisions to this Section 2.7.

2.8  Availability of Employees.  Each Party agrees to make its employees and
     -------------------------
nonemployee consultants reasonably available at their respective places of employment to consult with the other Party on issues arising during the Research Program and in connection with any request from any regulatory agency, including regulatory, scientific, technical and clinical testing issues.

2.9  Visit of Facilities.  Representatives of each Party may, upon reasonable
     -------------------
notice and at times reasonably acceptable to the other Party, visit the other Party's facilities or clinics where the Research Program is being conducted, and consult informally, during such visits and by telephone, with the other Party's personnel performing in the Research Program. Such representative shall abide by all operating procedures and rules of the facilities or clinics with respect to safety and confidentiality and the relevant Party shall be liable for the actions of its representatives during any such facility visit.

                          3.  LICENSES; MANUFACTURING

3.1  Grant of Research License.  Cortex hereby grants to Shire the worldwide
     -------------------------
exclusive right and license, with the right to sublicense, in the Field under the Cortex Patent Rights, Cortex Technology, Cortex Inventions and Cortex's interest in Joint Inventions to the extent necessary or useful to carry out Shire's research and development responsibilities on CX516 and the Selected Compounds during the Research Program in accordance with this Agreement (the "Research License").

     3.1.1  UCI License.  Upon the execution and delivery by Cortex of this
            -----------
  Agreement to Shire, Cortex shall deliver to Shire a letter from The Regents of the University of California (the "Regents"), which shall state (i) Cortex is not currently in default of the UCI License and (ii) if the UCI License is terminated for any reason by the Regents, then the Regents shall grant the Regents' Patent Rights (as defined in the UCI License) directly to Shire on substantially the same terms and conditions as the same Regents' Patents Rights were granted to Cortex under the UCI License. If the UCI License is terminated for any reason by the Regents, then Cortex shall, upon such termination, use commercially reasonable efforts to obtain the direct license between the Regents and Shire for the Regents' Patent Rights, as contemplated in the immediately preceding sentence.

3.2  Manufacture of CX516.
     --------------------

     3.2.1.  Supply.  Cortex shall be responsible for the supply of CX516 at the
             ------
  required quality and in quantities sufficient to conduct the Research Program and in compliance with the ingredient specifications attached hereto as
  Schedule 3.2.1.  Cortex shall manufacture, or cause to be manufactured, CX516
  --------------
  supplied hereunder in accordance with current Good Manufacturing Practices promulgated by the U.S. Food and Drug Administration. Cortex shall at its own expense deliver supplies of CX 516 to such premises in the U.S. as shall be notified in advance to it by Shire and risk shall transfer to Shire upon delivery.

     3.2.2  Purchase by Shire.  Shire shall purchase the first five (5)
            -----------------
  kilograms of CX 516 it requires at [*] per kilogram. Thereafter, CX 516 supplies shall be provided at the actual documented cost to Cortex.

3.3  Reservation of Rights.  Cortex at all times reserves the right under the
     ---------------------
Cortex Patent Rights, Cortex Technology, Cortex Inventions and Cortex's interest in Joint Inventions to make and use CX516 and the Selected Compounds for its own research purposes outside the Field.

3.4  Compound Selection Criteria.  Within six (6) months of the Effective Date,
     ---------------------------
Cortex shall provide to Shire a description of the criteria it has used in selecting the Selected Compounds and will use in selecting additional Ampakines(R) pursuant to Section 3.4.1 of the License Agreement, which criteria shall be compiled with reasonable care and skill and shall be objective grounds for selecting criteria Ampakines(R) which are the most promising candidates in terms of safety, efficacy and commercial viability with potential for usefulness in the Field.

                                  4.  OPTION

4.1  Grant of Option.  Cortex hereby grants to Shire an exclusive option (the
     ---------------
"Option") to enter into the Development and License Agreement, subject to the terms and conditions of this Article 4.

4.2  Option Period.  The Option granted in Section 4.1 shall be for the term of
     -------------
[*]. The Option will commence on the earlier of the date of [*] after the Effective Date, unless otherwise extended by mutual written consent by the Parties (the "Option Period"). Cortex shall not unreasonably withhold its consent to extend the Option Period to a period ending two (2) months from completion of the Research Program in circumstances where completion of the Research Program is delayed due to factors outside of the reasonable control of Shire, including but not limited to Cortex's failure to carry out any obligation under this Agreement. In no event shall the Option Period expire later than [*] from the Effective Date.

* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

4.3  Exclusivity of Option Period.  Except for the Research License granted in
     ----------------------------
Section 3.1 above, Cortex shall retain all right, title and interest in and to CX516, the Cortex Patent Rights, the Cortex Technology, the Cortex Inventions and Cortex's interest in Joint Inventions. From the Effective Date through the end of the Option Period, Cortex shall not license, sell, transfer or in any manner encumber (i) the Cortex Patent Rights, Cortex Technology the Cortex Inventions and Cortex's Interest in Joint Inventions inside the Field or (ii) CX516 and the Selected Compounds inside or outside the Field.

4.4  Expiration or Termination of Option.  If Shire does not exercise the Option
     -----------------------------------
hereunder prior to the expiration of the Option Period, or if prior to the expiration of the Option Period, Shire shall advise Cortex that it does not desire to exercise the Option, neither Party shall thereafter be under any further obligation under this Agreement (except that the applicable terms of Section 10.2 shall apply), and at such time as the Option Period expires or when Shire has provided Cortex with written notice of non-election of the Option, Cortex shall be free to license the Cortex Patent Rights, Cortex Technology the Cortex Inventions and Cortex's interest in Joint Inventions to Third Parties inside or outside the Field, without any obligation to Shire whatsoever and any Research License granted to Shire under Section 3.1 shall immediately terminate.

4.5  Exercise of Option.
     ------------------

     4.5.1  Option Notice.  In order to assist Shire in determining whether to
            -------------
  exercise the Option pursuant to Section 4.5.2 below, Cortex shall within fourteen (14) days of receipt of a written request from Shire: (i) identify all AMPAKINES then available for continued investigation and possible development pursuant to the Development and License Agreement and (ii) provide to Shire the research plan for conducting on Ampakines(R), which will be attached as Schedule 1.35 to the Development and License Agreement pending
              -------------
  final approval by Shire.

     4.5.2  Exercise of Option.  Should Shire decide to exercise the Option, it
            ------------------
  shall do so by so notifying Cortex in writing at any time during the Option Period. Upon such notification by Shire, the Parties promptly shall execute and deliver the Development and License Agreement, in the form attached hereto as Exhibit A.
     ---------

4.6  Transfer of Ownership of IND.  If Shire has filed an IND for CX516 in the
     ----------------------------
Field as set forth above in Section 2.3, and the Option lapses or is terminated pursuant to Section 4.4 above or Cortex terminates the Agreement pursuant to
Section 10.1 below, then, upon the payment of the Assignment Fee by Cortex the ownership of the Data shall transfer to Cortex and Cortex shall solely own all rights to such data, including any Data filed by Shire for CX516 in the Field. If ownership to the Data should transfer to Cortex pursuant to this Section 4.6, Shire agrees execute and deliver such instruments and take such other actions as Cortex shall reasonably request in order to carry out the transfer of the Data from Shire to Cortex, including but not limited to, transfer of regulatory approvals.

                                 5.  PAYMENTS

5.1  Funding of the Research Program.  Except as otherwise provided in this
     -------------------------------
Agreement or agreed by the Parties, Shire shall bear all of the costs incurred in connection with the Research Program.

5.2  Consideration.  Upon the execution of this Agreement, Shire shall pay to
     -------------
Cortex an option fee of One Hundred and Thirty Thousand Dollars ($130,000) by wire transfer to an account designated by Cortex and the parties shall enter into the Stock Purchase Agreement in the form attached hereto as Exhibit B.
                                         ---------

                       6.  INTELLECTUAL PROPERTY RIGHTS

6.1  Ownership.
     ---------

     6.1.1  Ownership of Inventions.  Inventorship with respect to inventions
            -----------------------
  made pursuant to work carried out during the Investigation Phase shall be determined in accordance with United States rules of inventorship. All right, title and interest in all writings, inventions, discoveries, improvements and other technology whether or not patentable or copyrightable, and any patent applications, patents or copyrights based thereon and which relate to the Ampakines(R) (collectively, the "Inventions") that are conceived and/or reduced to practice during and as a result of the Research Program solely by employees of Cortex or others acting on behalf of Cortex ("Cortex Inventions") shall be owned by Cortex. All right, title and interest in all Inventions that are conceived and/or reduced to practice during and as a result of the Research Program solely by employees of Shire or others acting on behalf of Shire ("Shire Inventions") shall be owned by Shire. All right, title and interest in all Inventions that are conceived and/or reduced to practice during and as a result of the Research Program jointly by employees of Cortex and Shire (the "Joint Inventions") shall be owned jointly by Shire and Cortex. The responsibilities and rights with respect to such Inventions shall be as set forth in Section 9 of the Development and License Agreement whether or not the Development and License Agreement is entered into by the Parties pursuant to Section 4.5.

     6.1.2  Cooperation of Employees.  Each Party represents and agrees that all
            ------------------------
  employees or others acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to such Party, or as such Party shall direct, all Inventions made or conceived by such employee or other person, or in the case of non-employees working for other companies or institutions on behalf of Cortex or Shire, except where such assignment is required by law.

                              7.  CONFIDENTIALITY

7.1  Nondisclosure Obligations.  Except as otherwise provided in this Article 7,
     -------------------------
during the term of this Agreement and for a period of ten (10) years thereafter, both Parties shall maintain in confidence and use only for purposes specifically authorized under this Agreement information and data received from the other Party in connection with this Agreement and the Research Program ("Information").

     To the extent it is reasonably necessary or appropriate to fulfil its obligations or exercise its rights under this Agreement, a Party may disclose Information it is otherwise obligated under this Section not to disclose to its Affiliates, sublicensees, consultants, professional advisors, outside contractors and clinical investigators, on a need-to-know basis on condition that such entities or persons agree to confidentiality and non-use provisions in relation to the Information on such terms as the disclosing Party uses for its own confidential information of similar commercial importance, and a Party, its Affiliate or its sublicensees or contractors may disclose such Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials, is required by law or regulation. The obligation not to disclose Information shall not apply to any part of such Information that (i) is or becomes patented or published (ii) is or becomes part of the public domain other than by acts of the Party obligated not to disclose such Information or its Affiliates or sublicensees in contravention of this Agreement; (iii) is disclosed to the receiving Party or its Affiliates or sublicensees by a Third Party, provided such Information was not knowingly obtained by such Third Party directly or indirectly from the other Party under this Agreement; (iv) prior to disclosure under this Agreement, was already in the possession of the receiving Party or its Affiliates or sublicensees, provided such Information was not knowingly obtained directly or indirectly from the other Party under this Agreement; or (v) can be shown by written documents to have been independently developed by the receiving Party or its Affiliates or sublicensees without aid of or reference to the Information.

7.2  Terms of this Agreement.  Cortex and Shire each agrees not to disclose any
     -----------------------
terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by applicable law or to persons with whom Shire or Cortex has entered into or proposes to enter into a business relationship provided that such persons are subject to appropriate confidentiality agreements. If a Party is required by law or regulation to disclose Information to its government or other regulatory authorities, that Party shall make reasonable efforts to keep the Information confidential and protected from public disclosure.

7.3  Publications.  In the event that either Party wishes to make a publication
     ------------
(which term shall include any oral disclosure to be made without obligation of confidentiality) relating to any results obtained pursuant to or in connection with this Agreement (the "Publishing Party"), it shall submit to the other Party a copy of the proposed publication at least forty-five (45) days prior to the intended date of submission for publication (or, in the case of an oral disclosure, a written abstract thereof at least fifteen (15) days prior to the date of intended disclosure); and

     7.3.1 subject to Section 7.3.2 below, if the Publishing Party is Cortex, Shire shall have the right to delay or prevent publication as it sees fit; or

     7.3.2 if the Publishing Party is Shire, or is Cortex (but only where Cortex is subject to a Third Party obligation to seek to publish, evidence of which shall be provided on Shire's request), the other Party shall be entitled to propose modifications or request a delay in publication of up to forty-five
  (45) days in order to obtain relevant patent protection. Following consideration of the other Party's comments or expiry of the forty-five (45) day period (as appropriate), the Publishing Party shall be free to publish.

7.4  Press Release.  The Parties shall agree the content of the press release to
     -------------
be issued on execution of this Agreement, annexed hereto as Exhibit C.  In
                                                            ---------
relation to subsequent press releases, Shire shall submit a draft to Cortex in sufficient time to enable Cortex to consider and comment thereon and the Parties shall co-operate in good faith as to the form, content and timing of any announcement. Neither Party shall make any public announcement relating to the terms of this Agreement, its subject matter or performance under it, to the extent not previously publicly disclosed, without the prior written consent of the other Party (which shall not be unreasonably withheld or delayed) except such as may be required by law or the rules any stock exchange, in which case the other Party will be given as much notice as is reasonably practicable in order to allow such Party to comment thereon.

                      8.  REPRESENTATIONS AND WARRANTIES

8.1  Authorization.  Each Party represents and warrants to the other that it has
     -------------
the legal right and power to enter into this Agreement, to extend the rights and licenses granted or to be granted to the other in this Agreement, and to fully perform its obligations hereunder, and that it has not made nor will it make any commitments to others in conflict with or in derogation of such rights or this Agreement. Except as otherwise disclosed, each Party further represents to the other that it is not aware of any legal obstacles, including, patent rights of others, which could prevent it from carrying out its obligations under this Agreement.

8.2  Intellectual Property Representations and Warranties.
     ----------------------------------------------------

     8.2.1  Patent Rights.  Except as otherwise set forth in Schedule 1.5,
            -------------                                    ------------
  Cortex represents and warrants that it is the sole and exclusive owner or exclusive licensee of the entire right, title and interest in and to the Cortex Patent Rights, as set forth in Schedule 1.5 hereto, and the Cortex
                                        ------------
  Technology and that it has the right to license the same to Shire under this Agreement. Cortex represents and warrants that, as of the Effective Date the Cortex Patent Rights and the Cortex Technology are free of any encumbrances, including, without limitation, liens, licenses, judgments and/or security interests in the Field, and that all patents and patent applications included in the Cortex Patent Rights are in full force and effect as of the date hereof of this Agreement and that none of the Cortex Patent Rights are the current subject of any interference or opposition proceeding.

     8.2.2  Litigation.  Cortex represents and warrants that as of the Effective
            ----------
  Date there is no pending, or to its knowledge threatened, litigation that would or might adversely affect its right and ability to grant the licenses and to perform its obligations under this Agreement.

     8.2.3  Validity and Infringement.  Cortex makes no representation or
            -------------------------
  warranty as to the validity of any of its patents and applications which are included in the Cortex Patent Rights, or as to the non-infringement of any Third Party patent(s) by the manufacture, use or sale of compounds or products or the practice of any processes or methods covered by the Cortex Patent Rights by Cortex, its Affiliates or licensees. However, Cortex does represent and warrant that to the best of its knowledge, as of the date hereof: (i) it is unaware of any publications or activities--including, without limitation, patents, articles, and public uses or sales, by it or others, which would or might invalidate any claim(s) of any patent or patent application included in the Cortex Patent Rights, (ii) it has not conducted or had reported to it, or has not commissioned the conducting of, any formal or informal infringement or validity studies regarding any patent or patent application included in the Cortex Patent Rights that it has not fully disclosed in writing to Shire prior to the date hereof; (iii) it has disclosed to Shire any Third Party patent(s) of which it is aware that might be infringed by the manufacture, use or sale of any compounds or products or the practice of any methods or processes covered by the Cortex Patent Rights by Shire, its Affiliates or sublicensees,
  (iv) it is not aware of any claim or accusation whether outstanding or resolved that any compounds or products manufactured, used or sold by Cortex or any methods or process practiced by Cortex which are included in the rights granted to Shire in this Agreement or will be used by Cortex on carrying out its obligations under this Agreement infringes or may infringe any Third Party patent(s) or other right, and (v) it does not own or license any patents or patent applications not included in the Cortex Patent Rights which would be infringed by the manufacture, use or sale of any compounds or products or the practice of any methods or processes covered by the Cortex Patent Rights or included in the Cortex Technology by Shire, its Affiliates or sublicensees.

     8.2.4  Maintenance of Confidential Information.  Cortex represents and
            ---------------------------------------
  warrants that it has taken all reasonable and necessary steps to protect the Cortex confidential Information contained in the Cortex Patents and Cortex Technology.

                          9.  INDEMNITY AND INSURANCE

 9.1 Indemnification.
     ---------------

     9.1.1  Cortex Indemnity Obligations.  Cortex agrees to defend, indemnify
            ----------------------------
  and hold Shire, its Affiliates and their respective employees and agents harmless from all Third Party claims, losses, damages or expenses, but excluding consequential losses, including, without limitation, economic loss or loss of profit, arising as a result of: (a) the negligent, willful or tortious acts or omissions of Cortex, its Affiliates and their respective employees and agents; or (b) any breach of Cortex's representations and warranties herein.

     9.1.2  Shire Indemnity Obligations.  Shire agrees to defend, indemnify and
            ---------------------------
  hold Cortex, its Affiliates and their respective employees and agents harmless from all Third Party claims, losses, damages or expenses, but excluding consequential losses, including, without limitation, economic loss or loss of profit, arising as a result of: (a) the negligent, willful or tortious acts or omissions of Shire, its Affiliates and their respective employees and agents; or (b) any breach of Shire's representations and warranties herein.

     9.1.3  Procedure.  A Party or any of its Affiliates or their respective
            ---------
  employees or agents (the "Indemnitee") that intends to claim indemnification under this Article 9 shall promptly notify the other Party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicting interests between such Indemnitee and any other Party represented by such counsel in such proceedings. The indemnity agreement in this Article 9 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 9, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this
  Article 9. The Indemnitee under this Article 9, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. In the event that either Party claims indemnity from the other and one Party is finally held liable to indemnify the other, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

9.2  Insurance.
     ---------

     9.2.1  Shire Insurance Obligations.  Shire shall maintain comprehensive
            ---------------------------
  general liability insurance against claims regarding the implementation and execution of the Research Program, in such amounts as Shire customarily maintains with similar activities. Shire shall maintain such insurance during the term of this Agreement and thereafter for so long as it customarily maintains insurance for itself for similar activities. Shire shall provide Cortex proof of such insurance upon request. Shire shall give Cortex at least thirty (30) days notice of any cancellation, termination or change in such insurance

     9.2.2  Cortex Insurance Obligations.  Cortex shall maintain comprehensive
            ----------------------------
  general liability insurance, including product liability insurance against claims regarding the supply of the Products under this Agreement, in such amounts as it customarily maintains for similar products and activities. Cortex shall maintain such insurance during the term of this Agreement and thereafter for so long as it customarily maintains insurance for itself for similar products and activities. Cortex shall provide Shire proof of such insurance upon request. Cortex shall give Shire at least thirty (30) days notice of any cancellation, termination or change in such insurance.

                           10.  TERM AND TERMINATION

10.1 Termination of This Agreement.  This Agreement may be terminated in the
     -----------------------------
following circumstances:

     10.1.1  Material Breach.  By one Party upon written notice by reason of a
             ---------------
  material breach by the other Party that (if capable of remedy) the breaching Party fails to remedy within ninety (90) days after written notice thereof by the non-breaching Party, or in the case that such breach cannot be cured within such period, the breaching Party continues to use diligent efforts to cure such breach until actually cured;

     10.1.2  Bankruptcy.  By either Party upon bankruptcy, insolvency,
             ----------
  dissolution or winding up of the other.

     10.1.3  Failure to Exercise Option.  By Cortex, if Shire has failed to
             --------------------------
  exercise the Option within the Option Period pursuant to Section 4.2.

     10.1.4  Upon Exercise of Option. Upon exercise of the Option, the
             -----------------------
Development and License Agreement shall be immediately effective and this Agreement shall terminate immediately. For record keeping purposes, Parties shall endeavor to promptly execute the Development and License Agreement, provided however that failure of either Party to so execute shall not invalidate or terminate the Development and License Agreement.

     10.1.5  [*]

10.2 Effect of Expiration or Termination.
     -----------------------------------

     10.2.1  Existing Obligations.  Expiration or termination of this Agreement
             --------------------
  for any reason shall not relieve the Parties of any obligation that accrued prior to such expiration or termination.

* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

     10.2.2  Survival.  The provisions of Articles 2.5, 6, 7, 9 and 10.2 shall
             --------
  survive the expiration or termination of this Agreement in accordance with their respective terms.

     10.2.3  Assignment of Data and Rights.  Upon expiration or termination of
             -----------------------------
  this Agreement, Shire shall, (a) deliver to Cortex any and all Data not previously delivered by Shire to Cortex for the payment by Cortex to Shire of [*] (the "Assignment Fee") and (b) to the extent legally permissible and at Cortex's expense, take all additional action reasonably requested by Cortex to assign all of its right, title and interest in and transfer possession and control to Cortex of all Data.

     10.2.4  Reversion of Ownership of Data and IND.  Upon the payment of the
             --------------------------------------
  Assignment Fee, the ownership of the Data, including any IND filed by Shire for CX516 for the Field will transfer to Cortex as set forth above in Section 4.6.

     10.2.5  Wind-up Costs.  Shire will pay all costs, fees or expenses
             -------------
  associated with the termination of any clinical trial investigating CX516 as part of the Research Program upon termination of the Agreement by either Party pursuant to Section 10.1.

     10.2.6  Assignment of Shire Rights.  Upon expiration or termination of this
             --------------------------
  Agreement pursuant to Section 10.1, the Research License granted in Section
  3.1 shall terminate and all right and license in the Field under the Cortex Patent Rights, Cortex Technology, Cortex Inventions and Cortex's interest in Joint Inventions shall revert back to Cortex and Cortex will be the sole owner
  thereof.   If such rights and license should revert back to Cortex pursuant to this Section 10.2.6, Shire agrees, at Cortex's expense, execute and deliver such instruments and take such other actions as Cortex shall reasonably request in order to carry out the transfer of the Cortex Patent Rights, Cortex Technology, Cortex Inventions and Cortex's interest in Joint Inventions, from Shire to Cortex, including but not limited to patent assignments, and the assignment of regulatory approvals.

10.3 Additional Rights to Shire in the Event of Cortex Bankruptcy.  All licenses
     ------------------------------------------------------------
granted under this Agreement are deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "intellectual property" as defined in Section 101 of such Code. The Parties agree that Shire may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event Shire elects to retain its rights as a licensee under such Code, Shire shall be entitled to complete access to the Cortex Technology and Patents licensed to it hereunder and all embodiments of such Cortex Technology and Patents, for the purposes of exploitation of the licenses granted under this Agreement. Such embodiments of the Cortex Technology and Patents shall be delivered to Shire not later than:

          (a) the commencement of bankruptcy proceedings against Cortex, upon written request, unless Cortex elects to perform its obligations under the Agreement, or

          (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Cortex, upon written request.


* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

                              11.  MISCELLANEOUS

11.1 Force Majeure.  Neither Party shall be held liable or responsible to the
     --------------
other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided, however, that the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue to perform hereunder with reasonable dispatch whenever such causes are removed. Either Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

11.2 Assignment.  This Agreement may not be assigned or otherwise transferred by
     -----------
either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that each of the Parties may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction (which shall be deemed an assignment). Any purported assignment in violation of the preceding sentences shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing.

11.3 Severability.  Each Party hereby agrees that it does not intend to violate
     ------------
any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

11.4 Notices.  Any consent, notice or report required or permitted to be given
     -------
or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

     If to Cortex:       Cortex Pharmaceuticals, Inc.
                         15241 Barranca Parkway
                         Irvine, California 92618
                         Attention:  Chief Executive Officer
                         Fax:  949/727-3657

     with a copy to:     Stradling Yocca Carlson & Rauth
                         660 Newport Center Drive, Suite 1600
                         Newport Beach, California 92660
                         Attention:  Lawrence B. Cohn
                         Fax:  949/725-4100

     If to Shire:        Shire Holdings AG
                         Bundesstrasse 5, 6300 Switzerland
                         Attention:  Company Secretary

     with a copy to:     Shire Pharmaceuticals Group
                         East Anton, Andover, Hampshire, SP10 5RG England
                         Attention:  Company Secretary
                         Fax:  (011) 44-1264-332-879

11.5 Governing Law, Venue.  This Agreement shall be governed by, and construed
     --------------------
in accordance with, the laws of the State of California and the United States, as though made and to be fully performed therein without regard to conflicts of laws principles thereof. Except as set forth in Section 11.6 below, all disputes with respect to this Agreement and the subject matter hereof shall be heard exclusively in the state or federal courts in Orange County, California, and the parties agree to the jurisdiction of such courts.

11.6 Arbitration.  Any disputes arising between the Parties relating to, arising
     -----------
out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be promptly presented to the Chief Executive Officers of Cortex and Shire for resolution and if the Chief Executive Officers cannot promptly resolve such disputes, then such dispute shall be finally resolved by binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. Any arbitration hereunder shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association. Each such arbitration shall be conducted by a panel of one or three arbitrators appointed in accordance with such Rules. Any such arbitration shall be held in Orange County, California. The arbitrators shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

11.7 Entire Agreement.  This Agreement, together with the Exhibits hereto and
     ----------------
the Stock Purchase Agreement between the Parties, dated the date hereof, contains the entire understanding of the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between any provision of any Exhibit hereto and any provision of this Agreement, the provisions of this Agreement shall prevail. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

11.8  Headings.  The captions to the several Articles and Sections hereof and
      --------
Exhibits hereto are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

11.9  Independent Contractors.  It is expressly agreed that Cortex and Shire
      -----------------------
shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Cortex nor Shire shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

11.10 Agreement Not to Solicit Employees.  During the term of this Agreement
      ----------------------------------
and for a period of either: (i) one (1) year from the expiration or termination of the Option, or (ii) two (2) years following the termination of this Agreement upon Shire's exercise of the Option, Cortex and Shire agree not to seek to persuade or induce any employee of the other company to discontinue his or her employment with that company in order to become employed by or associated with any business, enterprise or effort that is associated with its own business.

11.11 Waiver.  The waiver by either Party hereto of any right hereunder or the
      ------
failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

11.12 Counterparts.  This Agreement may be executed in two or more
      ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.
                              CORTEX PHARMACEUTICALS, INC.

                              By:____________________________

                              Name:__________________________

                              Title:_________________________


                              SHIRE HOLDINGS AG

                              By:____________________________

                              Name:__________________________

                              Title:_________________________

                                 SCHEDULE 1.5

                                      [*]

                SEVEN PAGES OF THIS SCHEDULE HAVE BEEN OMITTED












* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

                                SCHEDULE 2.1.1

                               RESEARCH PROGRAM

Shire will conduct a clinical investigation at appropriate clinical research centres of CX516 in adult subjects with a diagnosis of ADHD. The intention of the study will be to characterize the effect of CX516 on the manifestations of ADHD. ADHD adult subjects should be in an age range of 18-60 years and adequate subject numbers would be 30 patients in the CX516 and placebo groups, respectively. The study period is expected to be 28 days.

The study will be designed in a way that will demonstrate the presence and magnitude of effects on core and related ADHD symptoms.

The primary outcome scales will be CGI-ADHD and the ADHD rating scale. In addition, neurocognitive measures of attention and memory are generally included. These do not have to be identified, but the language should specify a neuropsychologic test battery for attention and recall will be employed.

Investigators will be selected on the basis of known capabilities in conducting clinical studies in ADHD. The clinical study will be conducted under an IND, and adherence to GCP will be monitored.

It is anticipated, subject to regulatory approval and the availability of appropriate clinical study materials, that IRB approval, subject enrollment, study conduct, data correction and collection, analysis and reporting of the study results should occur within a 15 month period subsequent to the IND filing.

                                SCHEDULE 3.2.1

                                      [*]

                THREE PAGES OF THIS SCHEDULE HAVE BEEN OMITTED





* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

                                                                  EXECUTION COPY
                                                                  April 19, 2000


                         CONFIDENTIAL PORTIONS OMITTED
                         -----------------------------



                                   EXHIBIT A

                       DEVELOPMENT AND LICENSE AGREEMENT

                                    between

                          CORTEX PHARMACEUTICALS, INC.

                                      and

                               SHIRE HOLDINGS AG,

                           dated as of April 19, 2000

                       DEVELOPMENT AND LICENSE AGREEMENT

          THIS DEVELOPMENT AND LICENSE AGREEMENT (the "Agreement") dated as of ___________, 2000 (the "Effective Date") is made between CORTEX PHARMACEUTICALS, INC., having its principal offices at 15241 Barranca Parkway, Irvine, California U.S.A., ("Cortex") and SHIRE HOLDINGS AG, plc, having its principal offices at Bundesstrasse 5, 6300 Zug, Switzerland ("Shire").

                                R E C I T A L S

     A. Cortex possesses know-how, expertise and rights to issued United States patents and patent applications and corresponding foreign filed patent applications pertaining to a class of proprietary pharmaceuticals called "Ampakines(R)".

     B. Certain of these Ampakines(R) have the potential to modulate and treat ADHD (as defined below).

     C. Cortex and Shire have entered into an Option Agreement dated April 19, 2000, under which Shire investigated the potential usefulness of CX516 for ADHD and subsequently exercised its option to enter into this exclusive license to use the Cortex Patent Rights and Cortex Technology (as defined below) to develop, manufacture and commercialize Ampakines(R) for the treatment of ADHD.

     NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

1.   DEFINITIONS

     For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below:

     1.1 "Affiliate" shall mean any corporation or other entity which controls,
          ---------
is controlled by, or is under common control with a Party to this Agreement. A corporation or other entity shall be regarded as in control of or controlled by another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

     1.2 "ADHD" shall mean Attention Deficit/Hyperactivity Disorders as defined
          ----
in the Diagnostic and Statistical Manual of Mental Disorders, Fourth Edition, as may be amended from time to time.

     1.3 "Ampakines(R)" shall mean those compounds that are positive modulators
          ------------
of AMPA-receptor function and which are covered by the Cortex Patents and/or incorporate, use or were developed with the Cortex Technology.

"Collaboration Compounds" shall have the meaning set forth in Section 3.4.2.
 -----------------------

     1.4 "Combination Products" shall mean a Product comprised of two or more
          --------------------
pharmaceutically active ingredients, one of which is an Ampakine(R).

     1.5 "Cortex Compounds" shall have the meaning set forth in Section 3.4.1.
          ----------------

     1.6 "Cortex Patent Rights" shall mean all rights useful in the Field under
          --------------------
present and future, foreign and domestic, patents, patent applications, patent extensions, certificates of invention and applications for certificates of invention, together with any originals, provisionals, divisionals, continuations or continuations-in-part, extensions, renewals and reissues owned by, or licensed to Cortex. Cortex Patent Rights as of the Effective Date, and all licenses relating to such Cortex Patent Rights are listed in Schedule 1.7
                                                             ------------
hereto.

     1.7 "Customers" shall mean any Third Party, other than a sublicensee of
          ---------
Shire, to whom Shire supplies the Product.

     1.8 "Cortex Technology" shall mean all present and future inventions, trade
          -----------------
secrets, know-how, copyrights, data, regulatory submissions or other intellectual property of any kind useful in the Field (including any proprietary biological materials, compounds or reagents) and all confidential technical information in the possession of Cortex as of the Effective Date and during the term of this Agreement necessary or useful for the discovery, development, manufacture, use or sale of a Product.

     1.9  "CX 516" shall mean 1-(Quinoxalin-6-ylcarbonyl) piperdine, the
           ------
specifications of which are attached as Schedule 1.10.

     1.10 "Data" shall have the meaning set forth in Section 2.3.1.
           ----

     1.11 "Development Base Timeline" shall mean the development items and times
           -------------------------
set forth on Schedule 1.12.

     1.12 "Effective Date" shall mean the date first set forth above.
           --------------

     1.13 "Development Phase" shall be, in relation to each Lead Compound, that
           -----------------
period commencing upon the implementation of the Development Plan and continuing until the first regulatory approval is obtained for that Lead Compound.

     1.14 "Development Plan" shall mean the plan for conducting the development
           ----------------
of a Lead Compound, as may be amended from time to time and as more particularly described in Section 4.2 below.

     1.15 "Europe" shall mean Austria, Belgium, Switzerland and Liechtenstein,
           ------
Germany, Denmark, Spain, France, the United Kingdom, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Sweden and any other State which is a Contracting State of both the European Patent Convention and of the Patent Cooperation Treaty.

     1.16 "FDA" shall mean the Food and Drug Administration of the United States
           ---
of America.

     1.17 "Field" shall mean the use of Ampakines(R) for the treatment of ADHD.
           -----

     1.18 "First Commercial Sale" of any Product shall mean the first sale for
           ---------------------
administration to human patients of such Product in a country after required regulatory marketing and pricing approval has been granted by the governing health authority of such country.

     1.19 "FTE" means the full time equivalent effort, for one year, of one
           ---
person who participates directly and effectively in the research activities contemplated under this Agreement.

     1.20 "Inventions," "Cortex Inventions" and "Shire Inventions" shall have
           ----------    -----------------       ----------------
the meanings set forth respectively in Section 9.1.1.

     1.21 "Joint Inventions" shall have the meaning set forth in Section 9.1.1.
           ----------------

     1.22 "Joint Patent Rights" shall mean all foreign and domestic patents,
           -------------------
patent applications, patent extensions, certificates of invention, together with any divisions, continuations or continuations-in-part covering Joint Inventions.

     1.23 "Major Country" shall mean the United Kingdom, Germany, Italy, France
           -------------
or Spain.

     1.24 "Lead Compound" shall mean those Cortex Compounds or Collaboration
           -------------
Compounds chosen by Shire, pursuant to Section 3.4.

     1.25 "NDA" shall mean a new drug application filed with the FDA after
           ---
completion of human clinical trials to obtain marketing approval for a Product in the United States or any comparable application filed with the regulatory authorities of a country other than the United States to obtain marketing approval for a Product in that country.

     1.26 "Net Sales" with respect to any Product shall mean the invoiced sales
           ---------
of all such Product billed to Customers by Shire, its Affiliates, its sublicensees, its joint venture partners or its co-promoters, less the following items as applicable to such Product: (a) credits or allowances granted upon returns, rejections or recalls; (b) freight, shipping and insurance costs; (c) quantity and other trade discounts, credits or allowances actually allowed and taken; (d) customs duties, taxes and surcharges and other governmental charges incurred in connection with exportation or importation; (e) bad debts directly related to the sale of Products, but not to exceed nine-tenths of one percent (0.9%) and (f) government mandated rebates. The transfer of any Product by Shire or one of its Affiliates to another Affiliate or sub-licensee of Shire shall not be considered a sale; in such cases, Net Sales shall be determined based on the invoiced sales price by the Affiliate or sub-licensee to its customer, less the deductions allowed under this Section.

          1.26.1 In the event Shire transfers Products for consideration, in whole or in part, other than cash, the Net Sales price for such Products shall be deemed to be the weighted average Net Sales cash price then being invoiced by Shire, its Affiliate or sub-licensee in arms-length transactions with similar customers in that country. In no event shall Net Sales of Product be deemed to occur in the case of transfers of reasonable quantities of samples or clinical research supplies or similar transfers.

          1.26.2 The Net Sales of Combination Products shall be calculated by multiplying the standard invoice price for the Combination Product by a fraction, the numerator of which shall be invoice price for the Product (based on the same formulation sold separately), and the denominator of which shall be the invoice price of the Combined Product.

     1.27 "Party" shall mean Cortex or Shire.
           -----

     1.28 "Phase I, Phase II and Phase III Studies" shall mean clinical studies,
           ---------------------------------------
as described in Section 312.21 of the FDA's regulations regarding
Investigational New Drug Applications (21 C.F.R. 312.21), as of the date hereof and attached as Schedule 1.29 hereto.

     1.29 "Product" shall mean any therapeutic composition for administration to
           -------
human subjects containing an Ampakine(R) as a pharmaceutically active ingredient for use in the Field.

     1.30 "Quarter" means each calendar quarter commencing on January 1, April
           -------
1, July and 1 October.

     1.31 "Research Funding Payment" shall the meaning set forth in Section 7.2.
           ------------------------

     1.32 "Research Management Committee" shall mean the joint committee
           -----------------------------
composed of representatives of Cortex and Shire described in Article 5 hereof.

     1.33 "Research Phase" shall be for a period of two (2) years from the date
           --------------
of commencement of the Research Plan unless otherwise extended pursuant to
Section 3.1.

     1.34 "Research Plan" shall mean the plan for identifying and evaluating
           -------------
potential Ampakines(R) with applicability in the Field, as amended from time to time by the Research Management Committee, which plan, including all amendments, shall be attached to this Agreement as Schedule 1.35.
                                       -------------

     1.35 "Shire Data" shall have the meaning set forth in Section 2.3.1.
           ----------

     1.36 "Stock Purchase Agreement" shall mean the agreement between the
           ------------------------
Parties for Shire to invest in the Common Stock of Cortex on the terms set forth in the form of Exhibit D hereto.
               ---------

     1.37 "Third Party" shall mean any entity other than Cortex or Shire and
           -----------
their respective Affiliates.

     1.38 "Third Party Licenses" shall have the meaning set forth in Section
           --------------------
12.3.1 and Exhibit F hereto.
           ---------

     1.39 "Valid Claim" shall mean with respect to the Product any claim of any
           -----------
issued and unexpired patent or pending patent application included within the Cortex Patent Rights which has not been held, disallowed, revoked, unenforceable or invalid by a final, unappealable decision of a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through re-issue, disclaimer or otherwise, unless and until reinstated.

2.   SCOPE AND STRUCTURE OF THE COLLABORATION

     2.1  General.  Cortex and Shire wish to establish a collaborative alliance
          -------
relative to the Field and, in particular, to conduct the Research Plan and the Development Plan, as more particularly set out in Articles 3, 4 and 5 below. The purpose of the Research Plan shall be to identify and/or develop Ampakines(R) with applicability in the Field as more particularly set out therein. During the Research Phase and the Development Phase, Cortex and Shire shall communicate regularly as to the status and progress of each so that Shire may reasonably evaluate the potential value of any Ampakines(R) in the Field.

     2.2  Exclusivity.  Shire acknowledges that Cortex is free to engage in
          -----------
activities outside the Field, either on its own behalf and for the benefit of Third Parties. Each of Cortex and Shire agree that, except as set forth in this Agreement, it will not engage in any activities in the Field with or on behalf of any Third Party.

     2.3  Data.
          ----

          2.3.1  Collaboration Data.  Cortex shall use good scientific
                 ------------------
practices, and Shire shall use reasonable efforts to comply in all material respects with applicable regulations and customary good clinical practices in the performance of the Research Plan and Development Plan hereunder (including all data in the form required to be maintained under any applicable governmental regulations). Such records shall comprise books, results, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the Research Plan and Development Plan. Any such data developed by employees of Cortex, or others on behalf of Cortex, shall be owned by Cortex ("Cortex Data") and any such data developed by employees of Shire, or others on behalf of Shire, shall be owned by Shire ("Shire Data"). Each Party shall provide the other Party the right to inspect its Data, and shall provide summaries of its Data, to the extent reasonably required for the performance of each Party's obligations under this Agreement; provided, however, that each Party shall maintain such records and the information of the other Party contained therein in confidence in accordance with Article 10 below and shall not use such records or information of the other Party except to the extent otherwise permitted by this Agreement.

          2.3.2  Adverse Event Reports.  Each Party shall promptly report to the
                 ---------------------
other potentially serious or unexpected adverse events (including adverse drug experiences, as defined in 21 C.F.R. (S) 314.80 or other applicable regulations) with respect to Ampakines(R) of which it becomes aware and in no event later than five (5) days after initial receipt of the information by such party, with the exception of Life-Threatening Adverse Drug Experiences (as defined in 21 C.F.R. (S) 314.80(a)), which shall be notified to the other Party within 24 hours of knowledge of the notifying Party. Each Party shall report to the other Party summaries of other adverse events with respect to every twelve (12) months. Cortex may provide such information that it receives from Shire under this Section 2.3.2 to its other licensees. Cortex shall use commercially reasonable efforts to include in its other agreements, similar provisions to this Section 2.3.2.

3.   RESEARCH PHASE

     3.1  Term of the Research Phase.  Cortex shall use all reasonable endeavors
          --------------------------
to comply with the terms of the Research Plan and to conduct the Research Plan within the Research Phase. The Research Phase shall commence as soon as is reasonably practicable following the Effective Date and be for a period of two
(2) years from that date, or such longer period as the Parties may agree, taking into account all relevant factors, including the progress of the Research Plan.

     3.2  Research Plan.  The Research Plan shall be conducted by Cortex in good
          -------------
scientific manner, and in compliance with all applicable legal requirements.
The Research Plan will be updated and approved as the Research Management Committee sees fit, but in no event, later than thirty (30) days prior to the start of each year during the Research Phase. The Research Plan in effect at any time may not be amended except as agreed in writing by the Research Management Committee. If at any time during the Research Phase either Party determines that a change to the Research Plan would be beneficial to the collaboration of the Parties, such Party shall prepare and submit to the Research Management Committee a written proposal detailing its proposed changes to the Research Plan. At its next meeting, the Research Management Committee shall consider any such proposal.

     3.3  Subcontracts. Cortex may subcontract portions of the Research Plan to
          ------------
be performed by it in the normal course of its business to Third Parties with the prior consent of the Research Management Committee; provided, however, that Cortex shall require such Third Parties to enter into appropriate confidentiality agreements unless such subcontracting would not require the transfer of confidential Information (as defined in Article 10 hereof) to the Third Party.

     3.4  Compound Selection.
          ------------------

          3.4.1  Cortex Compounds.  At the commencement of the Research Phase,
                 ----------------
Cortex will promptly provide to the Research Management Committee details of the chemical structure and properties for CX516 (to the extent not already disclosed under the Option Agreement), and no less than [*] additional Ampakines(R) for which Cortex then has the right to grant the licenses herein to Shire and which Cortex believes will be useful in the Field, selected in accordance with the criteria determined pursuant to Section 3.4 of the Option Agreement, (the "Cortex Compounds"). During the term of the Research Phase, Cortex shall evaluate such additional compounds as to which it has the right to grant the licenses herein to Shire to determine if such compounds would be useful in the Field. If Cortex determines that such compounds may be more useful in the Field than the previously selected Cortex Compounds, it shall so inform the Research Management Committee, and Shire. Shire may, at its discretion, substitute one of such new compounds for one of the [*] existing Cortex Compounds, in which case such compound shall become a Cortex Compound and such replaced compound shall become available to Cortex for development or commercialization by it or a Third Party. Cortex will keep these Cortex Compounds available to Shire for selection as a Lead Compound for a period of three (3) months from the commencement of the Research Phase, and shall not, during such period, grant to any Third Party rights to develop and commercialize such compounds. Shire may select, by notice in writing to Cortex, up to [*] such Cortex Compounds as Lead Compounds. At the end of the three (3) month period, any Cortex Compound not selected as a Lead Compound shall become available to Cortex for development and commercialization by it or a Third Party.







* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

          3.4.2  Collaboration Compounds.  In accordance with the Research Plan,
                 -----------------------
Cortex will synthesize and evaluate additional compounds with potential activity in the Field (the "Collaboration Compounds"). Upon development of each Collaboration Compound, Cortex will promptly supply Shire with such information and materials in its possession which is reasonably necessary or useful to enable Shire to evaluate the activity of the Collaboration Compound in the Field, including details of the application of the selection criteria summarized in Section 3.4 of the Option Agreement. Cortex will keep these Collaboration Compounds available to Shire for selection as a Lead Compound for a period of [*] from the end of the Research Phase. Based upon information developed by Cortex with respect to such compounds, Shire may select, prior to the end of such period by notice in writing to Cortex, up to [*] such Collaboration Compounds, less the number of Cortex Compounds selected as Lead Compounds under
Section 3.4.1. At the end of the twelve (12) month period, any Collaboration Compound not selected as a Lead Compound will become available to Cortex for development and commercialization by it or a Third Party.

          3.4.3  Substitution of Lead Compounds.  Subject to the provisions of
                 ------------------------------
this Section 3.4, Shire may return to Cortex any Lead Compound it has selected, in exchange for a different Cortex Compound or Collaboration Compound, if Cortex is able, at such time, to grant the rights set forth herein with respect to such compound. Upon such selection, such compound shall become a Lead Compound.

          3.4.4  Return of Lead Compounds to Cortex.  Upon commencement of a
                 ----------------------------------
Phase III Study by Shire for the first Product, Shire shall deselect Lead Compounds such that it retains no more than [*] Lead Compounds and any so deselected compounds shall be returned to Cortex. Upon filing of the NDA by Shire in the United States, Shire shall deselect Lead Compounds such that it retains no more than [*] Lead Compounds and any compounds so deselected shall be returned to Cortex. Upon the approval by the FDA of the first Product for commercialization in the United States, Shire shall deselect Lead Compounds such that it retains no more than [*] Lead Compounds and any so deselected compounds shall be returned to Cortex. The choice of which Lead Compounds to deselect by Shire pursuant to this Section 3 shall be at Shire's sole discretion. All rights to deselected Compounds shall revert immediately back to Cortex, and Cortex shall be free to use all such compounds for all purposes and may grant rights to such compounds to Third Parties for use outside, but not inside, the Field. When rights to a Lead Compound reverts to Cortex pursuant to this
Section 3.4, Shire agrees, at the cost of Cortex, to execute and deliver such instruments and take such other actions as Cortex shall reasonably request in order to carry out the transfer of such rights to Cortex.

     3.5  Availability of Employees.  Each Party agrees to make its employees
          -------------------------
and nonemployee consultants reasonably available at their respective places of employment to consult with the other Party on issues arising during the Research Phase and in connection with any request from any regulatory agency, including regulatory, scientific, technical and clinical testing issues. If Shire requests Cortex personnel to consult other than at Cortex's facility, Shire shall reimburse Cortex the reasonable travel and lodging expenses of such personnel.



* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

     3.6  Visit of Facilities.  Representatives of Shire may, upon reasonable
          -------------------
notice and at times reasonably acceptable to Cortex, visit Cortex's facilities where the Research Plan is being implemented, and consult informally, during such visits and by telephone, with Cortex's personnel performing work on the Research Plan. Shire's representative shall abide by all reasonable operating procedures and rules of Cortex's facilities with respect to safety and confidentiality.

4.   DEVELOPMENT PHASE

     4.1  Term of the Development Phase.  The term of the Development Phase
          -----------------------------
shall be, in relation to each Lead Compound, that period commencing upon the implementation of the Development Plan and continuing until the first regulatory approval is obtained for that Lead Compound.

     4.2  Development Plan.  After selection of each Lead Compound, Shire shall
          ----------------
prepare and deliver to Cortex within a reasonable period, such period not to exceed [*] days, thereafter, the Development Plan for conducting further development on such Lead Compound, describing the activities necessary to obtain regulatory approval for such Lead Compound. Each such Development Plan shall be prepared by Shire in a manner consistent with commercially reasonable standards and practices in the industry. The content, timing and priorities in any Development Plan shall be subject to Shire's discretion. Cortex may provide suggestions to Shire with respect to each Development Plan.

     4.3  Development of Lead Compounds, Diligence.
          ----------------------------------------

          4.3.1  Development Plans.  Shire shall have the sole responsibility
                 -----------------
for conducting development of the Lead Compounds pursuant to each respective Development Plan. Each Development Plan shall be designed by Shire and may be amended, postponed or terminated at Shire's sole discretion, provided that Shire shall use reasonable commercial diligence to develop and commercialize at least one Lead Compound.

          4.3.2  Development Base Timeline.  In order to fulfil its obligations
                 -------------------------
referred to in Section 4.3.1 above, Shire shall, for at least one Lead Compound, comply with the Development Base Timeline set out in Schedule 1.12 hereto, provided that Shire may extend such projected timelines to such extent as may be necessary if:

               4.3.2.1  required for safety or other regulatory reasons;

               4.3.2.2 directly attributable to any failure or delay on the part of Cortex in meeting its obligations hereunder; or

               4.3.2.3 necessitated as a direct result of the assumptions set out in the Development Base Timeline not being met.


* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

     4.4  Diligence Meaning.  For the purposes of Section 4.3 above, "reasonable
          -----------------
commercial diligence" means reasonable efforts consistent with Shire's normal business practice, being commensurate with the level of effort used by Shire and/or its Affiliates in connection with other Shire products of similar importance which Shire and/or its Affiliates intend to develop for sale in strategic territories world-wide (based on such criteria as patient population, price per treatment and competitive position), and in a manner consistent with accepted best practice in the pharmaceutical industry.

     4.5  Supply of Lead Compounds.  Shire will be responsible for providing, at
          ------------------------
its own expense, the supply of all Lead Compounds necessary for the conduct of the Development Plan. Shire may contract with Cortex under terms mutually agreed upon between the Parties, to provide additional services. Shire agrees to use commercially reasonable efforts to conduct the Development Phase.

5.   MANAGEMENT OF THE RESEARCH PROGRAM

     5.1  Research Management Committee.
          -----------------------------

          5.1.1  Formation and Composition.  A joint committee comprised of two
                 -------------------------
(2) named representatives of each of Shire and of Cortex, (the "Research Management Committee") shall be appointed promptly after the date hereof and shall meet as needed, but not less than once each quarter during the Research Phase, and not less than semi-annually during the Development Phase. Such meetings shall be at such times agreed to by Cortex and Shire, at such locations or in such other form (e.g., telephone or video conference) as the members of the Research Management Committee shall agree.

          5.1.2  Functions and Powers.  The principal functions of the Research
                 --------------------
Management Committee will be to (i) discuss and approve the Research Plan in accordance with Section 3.2, (ii) manage the ongoing research and development investigations conducted under the Research Plan including the utilization of FTE's, (iii) monitor the progress and results of such investigations, (iv) consider and make any necessary or desirable amendments to the Research Plan, and (v) monitor the Development Plan. After conclusion of the Research Phase and during the Development Phase, the Research Management Committee shall continue to operate to serve as a liaison between Cortex and Shire. The Research Management Committee shall endeavor in good faith to make decisions unanimously, failing which the procedure set out in Section 5.3 shall apply.

          5.1.3  Members; Approval; Chair.  A Party may change one or more of
                 ------------------------
its representatives to the Research Management Committee at any time. Members of the Research Management Committee may be represented at any meeting by another member of the Research Management Committee, or by a deputy. Either Party may permit additional employees and consultants to attend and participate (on a non-voting basis) in the Research Management Committee meetings, subject to the confidentiality provisions of Article 10. Any approval, determination or other action agreed to by all of the members of the Research Management Committee or their deputies present at the relevant Research Management Committee meeting shall be the approval, determination or other action of the Research Management Committee, provided that at least one representative of each Party is present at such meeting. The Research Management Committee shall be chaired by a Shire representative to the committee.

          5.1.4  Minutes and Reports.  The Research Management Committee shall
                 -------------------
be responsible for keeping accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. After approval, such minutes must be signed by each member of the Research Management Committee. Within twenty-one (21) days of each meeting, the Chair shall provide the Parties with minutes of such meeting, a summary of the work and progress to date, any issues requiring resolution and any proposed decisions and actions taken, to all members of the Research Management Committee. All records of the Research Management Committee shall be available to both Parties.

          5.1.5  Information and Results.  Except as otherwise provided, the
                 -----------------------
Parties will make available and disclose to one another all results of the work conducted pursuant to the Research Plan and Development Plan(s) prior to and in preparation for Research Management Committee meetings, in the form and format to be designated by the Research Management Committee.

     5.2  Reports to the Research Management Committee.  Within thirty (30) days
          --------------------------------------------
following the end of each Quarter from commencement of the Research Phase until conclusion of the Research Phase and within thirty (30) days following the end of every two (2) Quarters until the conclusion of the Development Phase, each Party shall provide to the members of the Research Management Committee a written report, in a format to be approved by the Research Management Committee, which shall summarize in reasonable detail the work it has performed during the preceding period.

     5.3  General Disagreements.  All disagreements within the Research
          ---------------------
Management Committee shall be subject to the following:

               5.3.1.1 The representatives to the Committee will negotiate in good faith for a period of not more than sixty (60) days to attempt to resolve the dispute;

               5.3.1.2 If the representatives of the Committee are unable to resolve the dispute in accordance with subsection (a) above, then they shall promptly present the disagreement to the Chief Executive Officer of Shire and the Chief Executive Officer of Cortex;

               5.3.1.3 Promptly thereafter, such executives shall discuss each Party's view and explain the basis for such disagreement; and

          If such executives cannot promptly resolve such disagreement within sixty (60) days after such issue has been referred to them, then such disputes shall be referred to arbitration as described in Section 15.6.

6.   LICENSES

     6.1  Grant of Research License by Shire.  Shire hereby grants to Cortex the
          ----------------------------------
worldwide exclusive right and license in the Field under the Shire Data, Shire Inventions and Shire's interest in Joint Patent Rights and Joint Inventions to the extent necessary or useful to carry out Cortex's research responsibilities under the Research Plan in accordance with this Agreement.

     6.2  Grant of Research License by Cortex.  Cortex hereby grants to Shire
          -----------------------------------
the worldwide exclusive right and license in the Field under the Cortex Patent Rights, Cortex Technology, Cortex Inventions and Cortex's interest in Joint Patent Rights and Joint Inventions to the extent necessary or useful to carry out Shire's development responsibilities under the Development Plan(s) in accordance with this Agreement.

     6.3  Grant of Commercialization License. Cortex hereby grants to Shire,
          ----------------------------------
under the Cortex Patent Rights, Cortex Technology, Cortex Inventions and Cortex's interest in Joint Patent Rights and Joint Inventions, subject to
Section 6.4 below, the worldwide exclusive right and license (with the full right to sublicense) inside the Field to further develop, manufacture, have manufactured, use, commercialize, distribute for sale and sell Products containing Lead Compounds, such license to become effective upon selection of such Lead Compounds by Shire under Section 3.4. Shire shall notify Cortex of any sublicense of the rights granted herein to a non-Affiliate of Shire within thirty (30) days of entering into such sublicense.

     6.4  Reserved Rights.  Cortex at all times reserves the right under the
          ---------------
Cortex Patent Rights, Cortex Technology, Cortex Inventions and Cortex's interest in Joint Patent Rights and Joint Inventions to make and use Ampakines(R) in order to carry out its obligations under this Agreement in accordance with the Research Plan.

7.   PAYMENTS

     7.1  License Fee, Stock Purchase.  Upon the execution of this Agreement,
          ---------------------------
Shire shall make a payment to Cortex of [*] by wire transfer to an account designated by Cortex. In addition, Shire shall purchase [*] of Cortex Common Stock as set forth in the Stock Purchase Agreement. In the event that at the time of execution of this Agreement, Cortex's rights and obligations under this Agreement have been assumed by a successor entity by way of acquisition of Cortex or otherwise, and such successor's equity securities are publicly traded, Shire shall have the right to purchase such equity securities on the terms set forth in the Stock Purchase Agreement. In the event the equity securities of such successor are not publicly traded, Shire shall pay an additional [*] as a License Fee and shall not purchase any such equity securities. Payments made to Cortex pursuant to this Section 7.1 shall not be credited any other payment otherwise due Cortex under this Article 7.

     7.2  Funding of Research Program by Shire.
          ------------------------------------

          7.2.1  FTE Equivalents Funding.  In consideration of Cortex's
                 -----------------------
performance of its obligations under the Research Plan, Shire shall fund up to [*] FTE's for Cortex (onsite or offsite) at the cost of [*] per FTE per year for a period of two (2) years from the commencement of the Research Plan. Such FTE's shall include a balanced group of Ph.D.s or equivalent and other scientists as described in the Research Plan. The amounts payable shall be paid by wire transfer in United States dollars in four equal payments paid Quarterly, in advance, by the tenth (10th) business day of each Quarter, pro-rated as necessary for the first and last Quarter (each such payment referred to as a "Research Funding Payment"). The first Research Funding Payment shall be paid within ten (10) days of the commencement of the Research Phase. Research Funding Payments shall not be credited against any other payment otherwise due Cortex under this Article 7. Except as otherwise agreed by the Parties, or set forth in this Section 7.2, each Party shall bear all of its costs incurred in connection with the Research Program.

* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

          7.2.2    FTE Record Keeping. Cortex will keep records of the time
                   ------------------
spent by its FTEs on the Research Plan. Cortex will report the level of FTE efforts to the Research Management Committee on a Quarterly basis. Shire shall have the right to have these records audited, in the same manner as is set forth in Section 7.5.4. During the course of the Research Program, Cortex will notify Shire if it becomes apparent that the level of effort required under the Research Program is expected to deviate from the level required under Section
7.2. At the end of each year of the Research Term, the Parties will restore any imbalance between actual and funded FTEs either through appropriate payments or refunds. However, Shire's prior written consent must be obtained if the actual FTE effort spent will exceed by more than 10% the costs allocated pursuant to
Section 7.2.1 above.

     7.3  Manufacturing.  Shire, at its own cost, shall manufacture or shall
          -------------
procure Lead Compounds for utilization during the Research Phase and the Development Phase. Cortex will, at its own cost, provide technical assistance as reasonably requested by Shire.

     7.4  Milestones.
          ----------

          7.4.1    Milestone Payments.  In consideration of the licenses granted
                   ------------------
to Shire hereunder, Shire shall pay the following amounts to Cortex upon the achievement (prior to the expiration or termination of this Agreement pursuant to Article 14 hereof) of each of the applicable milestones:

          [*]

*For purposes hereof, First Patient Dosing shall mean the time at which the first dose is given to the first patient in the clinical study.

          Each milestone payment shall be paid once only, even if such milestone is met on more than one occasion.

Shire shall promptly notify Cortex in writing of the occurrence of the milestones set forth above. Within thirty (30) days after the occurrence of such milestone, Shire shall pay to Cortex by wire transfer or other means reasonably acceptable to Cortex and Shire, the milestone payments set forth above. Payments made to Cortex pursuant to this Section 7.4 shall not be credited against any other payments under this Article 7.

     7.5  Royalties on Net Sales.
          ----------------------

          7.5.1    Royalty Rate.  In consideration of the licenses granted to
                   ------------
Shire pursuant to Article 5 hereof, Shire shall pay Cortex either:

          7.5.1.1 the following royalties on Net Sales of Product in any country where the sale of Product would infringe a Valid Claim of the Cortex Patents or the Joint Patent Rights, but for the grant of the license hereunder:

     [*]

          or

* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

          7.5.1.2 The following royalties on Net Sales of Product where sale of Product in that country are not subject to a Valid Claim in any Cortex Patent:

     [*]

          7.5.2    Third Party Royalties.  In the event that it is necessary for
                   ---------------------
Shire to license intellectual property or other proprietary rights from a Third Party to develop, use, make or sell Products in any country, the royalties otherwise payable under this Section 7.5 shall be reduced by [*] the sum of royalties payable to such third parties, provided however, that in no event shall the aggregate royalties on Net Sales payable to Cortex with respect to such country be reduced to less than [*] of the Net Sales as a result of the adjustment in this Section 7.5.2.

          7.5.3    Royalty Reports, Exchange Rates.  During the term of this
                   -------------------------------
Agreement, following the First Commercial Sale of a Product in any country by Shire, Shire shall furnish to Cortex a written Quarterly report showing, on a country by country basis: (i) the gross sales of all Products sold by Shire and its Affiliates and its sublicensees during the reporting period and the calculation of Net Sales from such gross sales; (ii) the royalties and other payments payable in United States dollars which shall have accrued hereunder in respect of such sales; (iii) withholding taxes, if any, required by law to be deducted in respect of such sales, as applicable; (iv) the dates of the First Commercial Sales of any Products in any country by Shire and its Affiliates and its sublicensees during the reporting period; and (v) the exchange rates used in determining the amount of United States dollars. All amounts payable will first be calculated in the currency of sale and then converted into United States dollars using as a rate of exchange the average exchange rate reported in the Wall Street Journal during the Quarter to which the payment relates. Reports together with the royalty payable for the periods to which the reports relate shall be due on the forty-fifth (45th) day following the close of each Quarter. If no royalty is due for any royalty period hereunder, Shire shall so report. Shire shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

          7.5.4    Audits.  Upon the written request of Cortex, Shire shall
                   ------
permit an independent public accountant selected by Cortex and acceptable to Shire, which acceptance shall not be unreasonably withheld or delayed, to have access during normal business hours to such of the records of Shire as may be reasonably necessary to verify the accuracy of the royalty reports hereunder in respect of any fiscal year ending not more than twenty-four (24) months prior to the date of such request. All such verifications shall be conducted at the expense of Cortex and not more than once in each calendar year.

          In the event such accountant concludes that additional royalties were owed during such period, the additional royalty shall be paid within thirty (30) days of the date Cortex delivers to Shire such accountant's written report so concluding. The fees charged by such accountant shall be paid by Cortex unless the audit discloses that the royalties payable by Shire for the audited period are more than one hundred and five percent (105%) of the royalties actually paid for such period, in which case Shire shall pay the reasonable fees and expenses charged by the accountant.

* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

          Shire shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Shire, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Cortex's independent accountant to the same extent required of Shire under this Agreement. Upon the expiration of twenty-four (24) months following the end of any calendar year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon Cortex; and Shire and its sublicensees shall be released from any liability or accountability with respect to royalties for such year.

          Cortex agrees that all information subject to review under this
Section 7.5.4 or under any sublicense agreement is confidential and that it shall cause its accountant to retain all such information in confidence.

          7.5.5  Royalty Payment Terms.  Royalties shown to have accrued by each
                 ---------------------
royalty report provided for under this Agreement shall be due and payable on the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date. Royalties determined to be owing, and any overpayments to be credited, with respect to any prior quarter shall be added, or credited, as the case may be, together with interest thereon accruing under this Agreement from the date of the report for the quarter for which such amounts are owing, to the next quarterly payment hereunder.

     7.6  Withholding of Taxes.  Any withholding of taxes levied by tax
          --------------------
authorities outside the United States on the payments hereunder shall be borne by Cortex and deducted by Shire from the sums otherwise payable by it hereunder for payment to the proper tax authorities on behalf of Cortex. Notwithstanding the previous sentence, earned royalties with respect to sales occurring in any country outside the United States shall not be reduced by more than [*] by any taxes, fees or other changes imposed on Cortex by the government of such country on the remittance of royalty income. Shire agrees to cooperate with Cortex in the event Cortex claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to Shire. If in the opinion of either Party the provisions of the Section become unduly burdensome, the Parties agree to meet and discuss such other options as may be available to them.

     7.7  Exchange Controls.  Except as hereinafter provided in this Section,
          -----------------
all payments to be made pursuant to Article 7 shall be paid in United States dollars. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where the Product is sold, payment shall be made through such lawful means or methods as Shire may determine. When in any country the law or regulations prohibit both the transmittal and deposit of royalties on sales in such a country, royalty payments shall be suspended for as long as such prohibition is in effect, and as soon as such prohibition ceases to be in effect, all royalties that Shire or its sublicensees would have been obligated to transmit or deposit, but for the prohibition, shall forthwith be deposited or transmitted promptly to the extent allowable, as the case may be. If the royalty rate specified in this Agreement should exceed the permissible rate established in any country, the royalty rate for sales in such country shall be adjusted to the highest legally permissible or government-approved rate.

* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

     7.8  Interest on Late Payments.  Any payments by Shire that are not paid,
          -------------------------
or overpaid, on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by applicable law, at two percentage points above the LIBOR rate calculated on the number of days payment is delinquent. LIBOR rate means the interest rate per annum as determined by Bank of America NT&SA, at which deposits in U.S. dollars are generally available in the London interbank market with maturities of thirty (30) days.

8.   MARKETING

     8.1  Marketing Plans.  Shire shall prepare and deliver to Cortex an outline
          ---------------
of marketing plans on NDA approval for each Product in the United States, and each Major Country, prior to the launch of such Product in such country. Such plans shall include plans related to the launch, promotion and sale of Products. Shire shall submit the Marketing Plans annually to Cortex for review and comment.

     8.2  Product Marking.  Products shall be marked as a product of Shire, and
          ---------------
shall carry the legend: "Marketed under license from Cortex Pharmaceuticals, Inc." or such other legend as may be agreed between the parties, subject to local law and regulation.

9.   INTELLECTUAL PROPERTY RIGHTS

     9.1  Ownership.
          ---------

          9.1.1  Ownership of Inventions.  Inventorship, with respect to
                 -----------------------
inventions made pursuant to the work carried out hereunder shall be determined in accordance with United States rules of Inventorship. All right, title and interest in all writings, inventions, discoveries, improvements and other technology or constituting a Product, whether or not patentable or copyrightable, and any patent applications, patents or copyrights based thereon (collectively, the "Inventions") that are conceived and/or reduced to practice during and as a result of the work conducted hereunder solely by employees of Cortex or others acting on behalf of Cortex ("Cortex Inventions") shall be owned
                                                     ----------
by Cortex. All right, title and interest in all Inventions that are conceived and/or reduced to practice during and as a result of the work conducted hereunder solely by employees of Shire or others acting on behalf of Shire ("Shire Inventions") shall be owned by Shire. Shire Inventions shall include any Ampakines(R) that are solely invented, conceived or developed by Shire without utilizing Cortex Patent Rights or Cortex Technology. All right, title and interest in all Inventions that are conceived and/or reduced to practice during and as a result of the work conducted hereunder jointly by employees of Cortex and Shire (the "Joint Inventions") shall be owned jointly by Shire and Cortex.

          9.1.2  Cooperation of Employees.  Each Party represents and agrees
                 ------------------------
that (except where such assignment is required by law) all employees or others acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to such Party, or as such Party shall direct, all Inventions (including Joint Inventions) made or conceived by such employee or other person, or in the case of non-employees working for other companies or institutions on behalf of Cortex or Shire.

     9.2  Provisions Concerning the Filing, Prosecution and Maintenance of
          ----------------------------------------------------------------
Technology, Patent Rights and Joint Inventions.
----------------------------------------------

          9.2.1  Priority Filings for Inventions.  When an Invention with an
                 -------------------------------
application within the Field has been made which may reasonably be considered to be patentable or when a determination is made that Cortex Technology, or a Joint Invention utilized in the Research Plan, may reasonably be considered to be patentable, a priority patent application shall be filed as soon as reasonably possible. If Cortex Technology, Cortex Patents Rights, or a Cortex Invention or a Joint Invention or Joint Patent Right is involved, such application shall be filed by Cortex, in such countries as reasonably designated by Cortex after consultation with Shire. If a Shire Invention is involved, such application may be filed by Shire, in such countries as reasonably designated by Shire, after consultation with Cortex.

          9.2.2  Foreign Filing Decisions for Inventions.  No later than nine
                 ---------------------------------------
(9) months following the filing date of a priority patent application filed according to Section 9.2.1, the Parties shall consult together as to whether such priority application should be abandoned without replacement; abandoned and refiled; proceeded with in the country of filing only; or used as the basis for a claim of priority under the Paris Convention for corresponding applications in other countries.

          9.2.3  Prosecution and Maintenance.  Cortex shall use its best efforts
                 ---------------------------
to file, prosecute and maintain patent applications and patents covering all Cortex Technology, Cortex Patent Rights and Joint Inventions in all designated countries. For so long as the license set forth in Section 6.3 remains in effect, Cortex agrees to file, prosecute and maintain such patent applications and patents in all countries identified on Exhibit E hereto. Shire may, from
                                           ---------
time to time, by written notice to Cortex, amend in a commercially reasonable manner Exhibit E. Cortex shall consult with Shire as to the preparation and
       ---------
filing (if time permits), prosecution and maintenance of such patent applications and patents, and shall furnish to Shire copies of documents relevant to such preparation, filing, prosecution or maintenance sufficiently prior to filing such document or making any payment due thereunder to allow for review and comment by Shire, and Cortex reasonably shall consider all such comments. Cortex shall not abandon claims under the Cortex Patent Rights without prior notice to Shire. In the event that Cortex does not file, prosecute and maintain any such patent application or patent as set forth above, it shall give Shire forty-five (45) days' notice before any relevant deadline and transmit all information reasonable and appropriate relating to such patent application or patent, and Shire shall have the right to pursue, at its own expense, filing, prosecution and maintenance thereof, in which event Cortex shall assign all of its rights therein to Shire.

          9.2.4  Patent Costs.  Cortex shall bear the expense of filing,
                 ------------
prosecuting and maintaining patent applications and patents for Cortex Patent Rights and Cortex Inventions in the Field and (ii) patent applications and patents for Joint Patent Rights covering Joint Inventions which have application inside and outside the Field. Shire shall, to the extent it elects to do so, bear the expense of filing, prosecuting and maintaining patent applications and patents covering Shire Inventions. Shire and Cortex shall equally share the expense of filing, prosecuting, and maintaining patent applications and patents for Joint Patent Rights covering Joint Inventions which have application only inside the Field.

          9.2.5  Failure to Pay for Joint Inventions.
                 -----------------------------------

                 9.2.5.1 If at any time either Party shall elect not to continue to reimburse the other for its allocated expenses of filing, prosecuting or maintaining in any country any patent application or patent included in the Joint Inventions or Joint Patent Rights, it shall so notify the other Party within thirty (30) days of such determination and thereafter such Party shall surrender to the other Party its rights and licenses under such patent or patent application in such country.

                 9.2.5.2 In the event either Party makes an election pursuant to subsection 9.2.5.1 above, it shall remain obligated to pay for or to reimburse the other Party for any costs incurred with respect to such patent application or patent prior to such election.

                 9.2.5.3 Each Party agrees that it will not abandon the prosecution of any patent applications included within the Joint Inventions or Joint Patent Rights for which it is responsible nor shall it fail to make any payment or fail to take any other action necessary to maintain a patent under the Joint Inventions or Joint Patent Rights unless it has notified the other Party in sufficient time for such other Party to assume such prosecution or make such payment.

     9.3  No Other Technology Rights.  Except as otherwise expressly provided in
          --------------------------
this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, pending patent applications, products, or biological materials of the other Party, including items owned, controlled or developed by the other party, or transferred by the other Party to said Party at any time pursuant to this Agreement. It is understood and agreed that, except as expressly set forth herein, this Agreement does not grant (i) Shire any license or other right in the Cortex Patent Rights, Cortex Technology or Cortex Inventions, or Cortex's interest in Joint Inventions and Joint Patent Rights outside the Field, and (ii) Cortex any license or other right in the Shire Inventions, or Shire's interest in Joint Inventions and Joint Patent Rights.

     9.4  Enforcement of Patent Rights.  Cortex and Shire shall each promptly
          ----------------------------
notify the other in writing of any actual alleged or threatened infringement of patents or patent applications included in the Cortex Patent Rights, Cortex Inventions, Joint Inventions or Joint Patents licensed hereunder of which they become aware. Cortex and Shire shall then confer and endeavor to reach agreement of how to prevent, end or prosecute any such infringement. If the Parties do not agree on whether or how to proceed with enforcement activity within (i) thirty (30) days following the notice of alleged infringement or (ii) ten (10) business days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then Cortex may commence litigation within an additional thirty (30) day period with respect to the alleged or threatened infringement at its own expense. In the event that Cortex does not commence litigation, Shire may do so and credit against royalties otherwise due Cortex under Section 7.5, with respect to Net Sales in the country or countries in which such litigation is undertaken, all of its reasonable expenses incurred in such action (including attorneys' fees and expenses). In the event a Party brings an infringement action, the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney. Neither Party shall have the right to settle any patent infringement litigation under this Section in a manner that diminishes the rights or interests of the other Party without the express written consent of such other Party, such consent not to be unreasonably withheld or delayed.

          Except as otherwise agreed to by the Parties as part of a cost sharing arrangement, any recovery realized as a result of such litigation shall be first allocated to the Party or Parties in proportion to their expenses (taking into account any crediting of royalties by Shire as permitted above) and then shall be shared in the same ratio as the profits received by Shire or its Affiliates in connection with sales of Products in such country has to the royalties paid to Cortex in connection with the sale of Products in such country.

     9.5  Infringement of Third Party Patent Rights.
          -----------------------------------------

          9.5.1  Joint Strategy.  In the event that the manufacture, use or sale
                 --------------
of a Product licensed hereunder amounts to or becomes the subject of a claim of infringement of a patent, copyright or other proprietary right anywhere in the world, and without regard to which Party is charged with said infringement, and the venue of such claim, the Parties shall promptly confer to discuss appropriate steps to be taken to enable Shire to exercise its rights pursuant to the licenses granted under this Agreement, including whether and how to contest any claim.

          9.5.2  Defense.  If within thirty (30) days, the Parties fail to agree
                 -------
on a course of action, Shire may in good faith take such action as it sees fit in order to continue development or commercialize the Product, including the defense of any claim or the negotiation of a Third Party license, in which case Shire shall keep Cortex reasonably informed of its progress. Settlement of any such Third Party claim or any such Third Party license shall not be concluded without the prior consent of Cortex, which shall not be unreasonably withheld or delayed. Shire shall be entitled, in respect to the countries affected by such Third Party rights to apply royalties otherwise payable to Cortex under this Agreement with respect to such countries against Shire's reasonable legal and expert fees in defending such claim and any damages awarded against it, provided that the royalties payable to Cortex with respect to such country shall not be reduced by more than fifty percent (50%) in any Quarter.

10.  CONFIDENTIALITY

     10.1 Nondisclosure Obligations.  Except as otherwise provided in this
          -------------------------
Article 10, during the term of this Agreement and for a period of ten (10) years thereafter, both Parties shall maintain in confidence and use only for purposes specifically authorized under this Agreement information and data received from the other Party in connection with this Agreement or developed during the Research Phase or Development Phase ("Information").

          To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, a Party may disclose Information it is otherwise obligated under this Section not to disclose to its Affiliates, sublicensees, consultants, professional advisors, outside contractors and clinical investigators, on a need-to-know basis on condition that such entities or persons agree to confidentiality and non-use provisions in relation to the Information on such terms as the disclosing Party uses for its own confidential information of similar commercial importance; and a Party, its Affiliate or its sublicensees may disclose such Information to government or other regulatory authorities to the extent that such disclosure is required by law or regulation or is reasonably necessary to obtain patents or authorizations to conduct clinical trials with and to commercially market any Product. The obligation not to disclose Information shall not apply to any part of such Information that (i) is or becomes patented, or published or (ii) is or becomes part of the public domain other than by acts of the Party obligated not to disclose such Information or its Affiliates or sublicensees in contravention of this Agreement; (iii) is disclosed to the receiving Party or its Affiliates or sublicensees by a Third Party, provided such Information was not knowingly obtained by such Third Party directly or indirectly from the other Party under this Agreement; (iv) prior to disclosure under this Agreement, was already in the possession of the receiving Party or its Affiliates or sublicensees, provided such Information was not knowingly obtained directly or indirectly from the other Party under this Agreement; or (v) can be shown by written documents to have been independently developed by the receiving Party or its Affiliates or sublicensees without the aid or reference to the Information.

     10.2 Terms of this Agreement.  Cortex and Shire each agrees not to disclose
          -----------------------
any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by applicable law or to persons with whom Shire or Cortex has entered into or proposes to enter into a business relationship provided that such persons are subject to appropriate confidentiality agreements. If a Party is required by law or regulation to disclose Information to its government or other regulatory authorities, that Party shall make reasonable efforts to keep the Information confidential and protected from public disclosure.

11.  PUBLICITY AND PUBLICATIONS

     11.1 Publications.  In the event that either Party wishes to make a
          ------------
publication (which term shall include any oral disclosure to be made without obligation of confidentiality) relating to any results obtained pursuant to or in connection with this Agreement (the "Publishing Party"), it shall submit to the other Party a copy of the proposed publication at least forty-five (45) days prior to the intended date of submission for publication (or, in the case of an oral disclosure, a written abstract thereof at least fifteen (15) days prior to the date of intended disclosure), and

          11.1.1 subject to Section 11.1.2 below, if the Publishing Party is Cortex, Shire shall have the right to delay or prevent publication as it sees fit; or

          11.1.2 if the Publishing Party is Shire, or is Cortex (but only where Cortex is subject to a Third Party obligation to seek to publish, evidence of which shall be provided on Shire's request), the other Party shall be entitled to propose modifications or request a delay in publication of up to forty-five
(45) days in order to obtain relevant patent protection. Following consideration of the other Party's comments or expiry of the forty-five (45) day period (as appropriate), the Publishing Party shall be free to publish.

     11.2 Press Release.  The Parties shall issue a press release on execution
          -------------
of this Agreement, and subsequent press releases shall be issued in accordance with this Section. Shire shall submit a draft to Cortex in sufficient time to enable Cortex to consider and comment thereon and the Parties shall co-operate in good faith as to the form, content and timing of any announcement. Neither Party shall make any public announcement relating to the terms of this Agreement, its subject matter or performance under it, to the extent not previously publicly disclosed, without the prior written consent of the other Party (which shall not be unreasonably withheld or delayed) except such as may be required by law or the rules any stock exchange, in which case the other Party will be given as much notice as is reasonably practicable in order to allow such Party to comment thereon.

12.  REPRESENTATIONS AND WARRANTIES

     12.1 Authorization.  Each Party represents and warrants to the other that
          -------------
it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted or to be granted to the other in this Agreement, and to fully perform its obligations hereunder, and that it has not made nor will it make any commitments to others in conflict with or in derogation of such rights or this Agreement. Except as otherwise disclosed, each Party further represents to the other that it is not aware of any legal obstacles, including, patent rights of others, which could prevent it from carrying out its obligations under this Agreement.

     12.2 Cortex Intellectual Property Representations and Warranties.
          -----------------------------------------------------------

          12.2.1  Patent Rights.  Cortex represents and warrants that it is the
                  -------------
sole and exclusive owner or exclusive licensee of the entire right, title and interest in and to the Cortex Patent Rights and the Cortex Technology and that it has the right to license the same to Shire under this Agreement. Cortex represents and warrants that, as of the Effective Date, the Cortex Patent Rights and the Cortex Technology are free of any encumbrances, including, without limitation, liens, licenses, judgments and/or security interests in the Field, and that all patents and patent applications included in the Cortex Patent Rights are in full force and effect as of the date hereof of this Agreement and that none of the Cortex Patent Rights are the current subject of any interference or opposition proceeding.

          12.2.2  Litigation.  Cortex represents and warrants that as of the
                  ----------
Effective Date there is no pending, or to its knowledge threatened, litigation that would or might adversely affect its right and ability to grant the licenses and to perform its obligations, or Shire's ability to exercise its rights, under this Agreement.

          12.2.3  Validity and Infringement.  Cortex makes no representation or
                  -------------------------
warranty as to the validity of any of its patents and applications which are included in the Cortex Patent Rights, or as to the non-infringement of any Third Party patent(s) by the manufacture, use or sale of compounds or products or the practice of any processes or methods covered by the Cortex Patent Rights by Cortex, its Affiliates or licensees. However, Cortex does represent and warrant that to the best of its knowledge as of the date hereof: (i) it is unaware of any publications or activities--including, without limitation, patents, articles, and public uses or sales, by it or others, which would or might invalidate any claim(s) of any patent or patent application included in the Cortex Patent Rights, (ii) it has not conducted, or has not commissioned the conducting of or received reports of, any formal or informal infringement or validity studies regarding any patent or patent application included in the Cortex Patent Rights that it has not fully disclosed in writing to Shire prior to the date hereof; (iii) it has disclosed to Shire any Third Party patent(s) of which it is aware that might be infringed by the manufacture, use or sale of any compounds or products or the practice of any methods or processes by Shire, its Affiliates or sublicensees of the Cortex Patent Rights, (iv) it is not aware of any claim or accusation (whether outstanding or resolved) that any compounds or products manufactured, used or sold by Cortex or any methods or process practiced by Cortex which are included in the rights granted to Shire in this Agreement or will be used by Cortex on carrying out its obligations under this Agreement infringes or may infringe any Third Party patent(s), or other right, and (v) it does not own or license any patents or patent applications not included in the Cortex Patent Rights which would be infringed by the manufacture, use or sale of any compounds or products or the practice of any methods or processes covered by the Cortex Patent Rights or included in the Cortex Technology by Shire, its Affiliates or sublicensees.

          12.2.4  Disclosure.  Cortex represents and warrants that it has and
                  ----------
will disclose to Shire all of the Cortex Technology.

          12.2.5  Maintenance of Confidential Information.  Cortex represents
                  ---------------------------------------
and warrants that it has taken all reasonable and necessary steps to protect the Cortex confidential Information contained in the Cortex Patents and Cortex Technology.

     12.3 Cortex License Representation and Warranties.
          --------------------------------------------

          12.3.1  License Agreements.  Cortex represents and warrants that as of
                  ------------------
the Effective Date all licenses with Third Parties for Cortex Patent Rights or Cortex Technology are set forth on Exhibit F ("Third Party Licenses"), and that
                                   ---------
copies of such Third Party Licenses have been provided to Shire.

          12.3.2  Effectiveness, Maintenance.  As of the Effective Date,  Cortex
                  --------------------------
represents and warrants that all such Third Party Licenses are in full force and effect and neither Cortex, or to Cortex's knowledge, the other party, is in breach thereof. Cortex shall maintain and procure the maintenance of all such Third Party Licenses in full force and effect during the term of this Agreement as is necessary to provide Shire the rights initially granted and to be granted hereunder, including, without limitation, fulfilling all its obligations thereunder and refraining from any acts which may give rise to a termination of any Third Party License.

          12.3.3  Exclusivity. Cortex represents and warrants that all such
                  -----------
Third Party Licenses identified on Exhibit F as exclusive are exclusive to
                                   ---------
Cortex as is necessary to provide Shire the exclusive licenses provide herein and, pursuant to the terms thereof, no such Third Party licensor of Cortex has the right to grant licenses in the Field of patents or technology contained in the Cortex Patent Rights and Cortex Technology or in the Joint Inventions and Joint Patent Rights.

13.  INDEMNITY

     13.1 Shire Indemnity Obligations.  In the absence of Cortex's negligence, a
          ---------------------------
breach of contract or warranty by Cortex or willful or tortious acts or omissions of Cortex, Shire agrees to defend, indemnify and hold Cortex, its Affiliates and their respective employees and agents harmless from all Third Party claims, losses, damages or expenses, but excluding consequential losses, including, without limitation, economic loss or loss of profit, arising as a result of: (a) actual or asserted violations of any applicable law or regulation by Shire, its Affiliates or sublicensees by virtue of which Products manufactured, distributed or sold by Shire, its Affiliates or sublicensees shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with any applicable law or regulation; (b) claims for bodily injury, death or property damage attributable to the development, manufacture, distribution, sale or use of Products by Shire, its Affiliates or sublicensees;
(c) a recall of Products manufactured, distributed or sold by Shire, its Affiliates or sublicensees ordered by a governmental agency or required by a confirmed Product failure as reasonably determined by Shire; (d) the negligent, willful or tortious acts or omissions of Shire, its Affiliates and sublicensees and their respective employees and agents in connection with the development, use, sale or supply of the Product; or (e) any breach of Shire's representations and warranties herein or other breach of the terms of this Agreement.

     13.2 Cortex Indemnity Obligations.  Cortex agrees to defend, indemnify and
          ----------------------------
hold Shire, its Affiliates and their respective employees and agents harmless from all Third Party claims, losses, damages or expenses but excluding consequential losses, including, without limitation, economic loss or loss of profit arising as a result of: (a) the negligent, willful or tortious acts or omissions of Cortex, its Affiliates and their respective employees and agents; or (b) any breach of Cortex's representations and warranties herein or other breach of the terms of this Agreement.

     13.3 Procedure.  A Party or any of its Affiliates or their respective
          ---------
employees or agents (the "Indemnitee") that intends to claim indemnification under this Article 13 shall promptly notify the other Party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicting interests between such Indemnitee and any other Party represented by such counsel in such proceedings. The indemnity agreement in this Article 13 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 13, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this
Article 13. The Indemnitee under this Article 13, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. In the event that either Party claims indemnity from the other and one Party is finally held liable to indemnify the other, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

     13.4 Warranty Limitation.  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT,
          -------------------
NEITHER PARTY MAKES ANY WARRANTY, AND EACH PARTY EXPRESSLY DISCLAIMS ALL DISCLAIMS, ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY COMPOUNDS OR OTHER BIOLOGICAL OR CHEMICAL MATERIALS OR INFORMATION PROVIDED TO THE OTHER PARTY PURSUANT TO THIS AGREEMENT.

     13.5 Insurance.  Shire shall maintain comprehensive general liability
          ---------
insurance against claims regarding the implementation and execution of this Agreement, including but not limited to the development, manufacture and sale of Products, in such amounts as Shire customarily maintains with similar activities. Shire shall maintain such insurance during the term of this Agreement and thereafter for so long as it continues to manufacture or sell any Products. Shire shall provide Cortex proof of such insurance upon request. Shire shall give Cortex at least thirty (30) days notice of any cancellation, termination or change in such instance.

14.  TERM AND TERMINATION

     14.1 Expiration of This Agreement.  Unless terminated earlier pursuant to
          ----------------------------
Section 14.2, this Agreement shall expire and the licenses granted by Cortex to Shire shall become fully paid and irrevocable on a country-by-country basis upon the later of (i) ten (10) years after the First Commercial Sale of the Products in such country or (ii) the expiration of any patents included in the Cortex Patent Rights (including Cortex interest in Joint Patent Rights).

     14.2 Termination of This Agreement.  This Agreement may be terminated in
          -----------------------------
the following circumstances:

          14.2.1  Material Breach.  By one Party upon written notice by reason
                  ---------------
of a material breach by the other Party that the breaching Party fails to remedy within ninety (90) days after written notice thereof by the non-breaching Party, provided however, that in the case that such breach is capable of cure but cannot be cured within such ninety
(90) day period, such period shall be extended so long as the breaching Party continues to use diligent efforts to cure such breach;

          14.2.2  Failure of Shire to Pay.  By Cortex, if Shire fails to make
                  -----------------------
(i) any payment under Article 7 within ten (10) days after notice from Cortex that such payment is due and payable (unless there is a bona fide, good faith dispute as to whether such payment is due and payable) or (ii) any royalty payment under Section 7.5 within twenty (20) days after notice from Cortex that such payment is due and payable (unless there is a bona fide, good faith dispute as to whether such payment is due and payable);

          14.2.3  Bankruptcy.  By either Party upon bankruptcy, insolvency,
                  ----------
dissolution or winding up of the other;

          14.2.4  By Shire in Part.  By Shire, in its discretion, at any time
                  ----------------
after the expiration of the Research Phase on a country-by-country basis upon delivery by Shire to Cortex of six (6) months prior notice thereof;

          14.2.5  By Shire in Whole.  By Shire, in its discretion, at any time
                  -----------------
after the expiration of the Research Phase, in its entirety, upon delivery by Shire to Cortex of six (6) months prior notice thereof; or

          14.2.6  Failure to Meet Development Base Timeline.  By Cortex, if no
                  -----------------------------------------
Development Plan progresses in accordance with the Development Base Timeline in the United States (subject to adjustment pursuant to Section 4.3), upon delivery of written notice to Shire.

     14.3 Effect of Expiration or Termination of This Agreement Generally.
          ---------------------------------------------------------------

          14.3.1  Existing Obligations.  Expiration pursuant to Section 14.1 or
                  --------------------
termination pursuant to Section 14.2 of this Agreement for any reason shall not relieve the Parties of any obligation that accrued prior to such expiration or termination.

          14.3.2  Survival.  The provisions of Article 7 (with respect only to
                  --------
payments and royalties accrued at the time of expiration or termination but not yet paid), Section 9.1, Article 10, Article 11, Article 12, Article 13 and this
Section 14.3.2 shall survive the expiration pursuant to Section 14.1 or termination pursuant to Section 14.2 of this Agreement.

     14.4 Effect of Termination by Cortex.  In the event that this Agreement is
          -------------------------------
terminated by Cortex pursuant to Section 14.2.1, 14.2.2 or 14.2.3 or 14.2.6:

          14.4.1  Termination of Licenses.  All licenses and rights granted to
                  -----------------------
Shire hereunder shall terminate and, except as provided in Section 14.4.2. below, Shire will immediately cease to manufacture and sell Products;

          14.4.2  Disposition of Inventory of Products.  (a) Shire may dispose
                  ------------------------------------
of its inventory of Products on hand as of the effective date of termination, and may fill any orders for Products accepted prior to the effective date of termination, for a period of twelve (12) months after the effective date of termination and (b) within thirty (30) days after disposition of such inventory and fulfillment of such orders (and in any event within seven (7) months after termination) Shire will forward to Cortex a final report containing the details required by Section 7.5 hereof and pay Cortex all royalties due for Net Sales in such period; and

          14.4.3    Shire Data.  Shire shall grant Cortex a perpetual, non-
                    ----------
exclusive, fully-paid and royalty-free right and license to use in the manufacture and commercialization of the Products any Shire Data.

     14.5 Effect of Termination in Full or in Part by Shire.  In the event that
          -------------------------------------------------
Shire terminates, in full or in part, this Agreement pursuant to Sections 14.2.1 or 14.2.3, the applicable licenses and rights granted to Shire shall terminate and Shire will immediately cease to manufacture and sell Products except as provided in this Section 14.5 and Shire shall be entitled to claim from Cortex all damages which would otherwise be due to Shire under law and equity. If Shire so elects to terminate this Agreement, then (a) Shire may dispose of its inventory of Products on hand as of the effective date of termination, and may fill any orders for Products accepted prior to the effective date of termination, for a period of twelve (12) months after the effective date of termination and (b) within thirty (30) days after disposition of such inventory and fulfillment of such orders (and in any event within seven (7) months after termination) Shire will forward to Cortex a final report containing the details required by Section 7.5 hereof and pay Cortex all royalties due for Net Sales in such period.

     14.6 Additional Rights to Shire in the Event of Cortex Bankruptcy.  All
          ------------------------------------------------------------
licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "intellectual property" as defined in Section 101 of such Code. The Parties agree that Shire may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event Shire elects to retain its rights as a licensee under such Code, Shire shall be entitled to complete access to the Cortex Technology and Patents licensed to it hereunder and all embodiments of such Cortex Technology and Patents, for the purposes of exploitation of the licenses granted under this Agreement. Such embodiments of the Cortex Technology and Patents shall be delivered to Shire not later than:

          14.6.1.1 the commencement of bankruptcy proceedings against Cortex, upon written request, unless Cortex elects to perform its obligations under the Agreement, or

          14.6.1.2 if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Cortex, upon written request.

15.  MISCELLANEOUS

     15.1 Force Majeure.  Neither Party shall be held liable or responsible to
          -------------
the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided, however, that the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue to perform hereunder with reasonable dispatch whenever such causes are removed. Either Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

     15.2  Assignment.  This Agreement may not be assigned or otherwise
           ----------
transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that each of the Parties may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction (which shall be deemed an assignment). Any purported assignment in violation of the preceding sentences shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing.

     15.3  Severability.  Each Party hereby agrees that it does not intend to
           ------------
violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

     15.4  Notices.  Any consent, notice or report required or permitted to be
           -------
given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

     If to Cortex:       Cortex Pharmaceuticals, Inc.
                         15241 Barranca Parkway
                         Irvine, California 92618-2201
                         Attention: Chief Executive Officer
                         Fax: 949/727-3657

     with a copy to:     Stradling Yocca Carlson & Rauth
                         660 Newport Center Drive, Suite 1600
                         Newport Beach, California 92660
                         Attention: Lawrence B. Cohn
                         Fax: 949/725-4100

     If to Shire:        Shire Holdings AG
                         Bundesstrasse 5, 6300 Zug, Switzerland
                         Attention: Company Secretary

     with a copy to:     Shire Pharmaceuticals Group plc
                         East Anton, Andover, Hampshire, SP10 5RG England
                         Attention: Company Secretary
                         Fax: (011) 44-1264-332-879

     15.5  Governing Law, Venue.  This Agreement shall be governed by, and
           --------------------
construed in accordance with, the laws of the State of California and the United States, as though made and to be fully performed therein without regard to conflicts of laws principles thereof. Except as otherwise set forth below in
Section 15.6, all disputes with respect to this Agreement and the subject matter hereof shall be heard exclusively in the state or federal courts in Orange County, California, and the parties agree to the jurisdiction of such courts.

     15.6  Arbitration.  Any disputes arising between the Parties relating to,
           -----------
arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be promptly presented to the Chief Executive Officers of Cortex and Shire for resolution and if the Chief Executive Officers cannot promptly resolve such disputes, then such dispute shall be finally resolved by binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. Any arbitration hereunder shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association. Each such arbitration shall be conducted by a panel of one or three arbitrators appointed in accordance with such Rules. Any such arbitration shall be held in Orange County, California, United States of America. The arbitrators shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

     15.7  Entire Agreement.  This Agreement, together with the Exhibits hereto,
           ----------------
the Option Agreement and the Stock Purchase Agreement between the Parties contains the entire understanding of the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between any provision of any Exhibit hereto and any provision of this Agreement, the provisions of this Agreement shall prevail. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

     15.8  Headings.  The captions to the several Articles and Sections hereof
           --------
and Exhibits hereto are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

     15.9  Independent Contractors.  It is expressly agreed that Cortex and
           -----------------------
Shire shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Cortex nor Shire shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

     15.10 Waiver.  The waiver by either Party hereto of any right hereunder or
           ------
the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

     15.11  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

                              CORTEX PHARMACEUTICALS, INC.

                              By: __________________________________

                              Name:_________________________________

                              Title:________________________________

                              SHIRE HOLDINGS AG

                              By:___________________________________

                              Name:_________________________________

                              Title:________________________________

                                 SCHEDULE 1.7
                                 ------------

                                      [*]


                SEVEN PAGES OF THIS SCHEDULE HAVE BEEN OMITTED

* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

                                 SCHEDULE 1.10
                                 -------------

                                      [*]

                THREE PAGES OF THIS SCHEDULE HAVE BEEN OMITTED

   * CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

                                 SCHEDULE 1.12
                                 -------------

                                      [*]

                  ONE PAGE OF THIS SCHEDULE HAS BEEN OMITTED

* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

                                 SCHEDULE 1.29
                                 -------------

                     INVESTIGATIONAL NEW DRUG APPLICATION
                     ------------------------------------

(S) 312.21 Phases of an investigation.

     An IND may be submitted for one or more phases of an investigation. The clinical investigation of a previously untested drug is generally divided into three phases. Although in general the phases are conducted sequentially, they may overlap. These three phases of an investigation are as follows:

     (a)  Phase 1.  Phase 1 includes the initial introduction of an
          -------
investigational new drug into humans. Phase 1 studies are typically closely monitored and may be conducted in patients or normal volunteer subjects. These studies are designed to determine the metabolism and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. During Phase 1, sufficient information about the drug's pharmacokinetics and pharmacological effects should be obtained to permit the design of well-controlled, scientifically valid, Phase 2 studies. The total number of subjects and patients included in Phase 1 studies varies with the drug, but is generally in the range of 20 to 80.

     Phase 1 studies also include studies of drug metabolism, structure-activity relationships, and mechanism of action in humans, as well as studies in which investigational drugs are used as research tools to explore biological phenomena or disease processes.

     (b)  Phase 2.  Phase 2 includes the controlled clinical studies conducted
          -------
to evaluate the effectiveness of the drug for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with the drug. Phase 2 studies are typically well controlled, closely monitored, and conducted in a relatively small number of patients, usually involving no more than several hundred subjects.

     (c)  Phase 3.  Phase 3 studies are expanded controlled and uncontrolled
          -------
trials. They are performed after preliminary evidence suggesting effectiveness of the drug has been obtained, and are intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling. Phase 3 studies usually include from several hundred to several thousand subjects.

                                 SCHEDULE 1.35
                                 -------------

                                 RESEARCH PLAN

                                                                  EXECUTION COPY
                                                                  April 19, 2000

                         CONFIDENTIAL PORTIONS OMITTED
                         -----------------------------


                                   EXHIBIT B

                           STOCK PURCHASE AGREEMENT

                                    between

                         CORTEX PHARMACEUTICALS, INC.

                                      and

                       SHIRE PHARMACEUTICALS GROUP, plc

                          dated as of April 19, 2000



                              (Option Agreement)

                           STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated as of April 19, 2000 (the "Effective Date") is made between CORTEX PHARMACEUTICALS, INC., having its principal offices at 15241 Barranca Parkway, Irvine, California ("Cortex") U.S.A., and Shire Pharmaceuticals Group, plc., having its principal offices at East Anton, Andover, Hampshire, SP10 5RG England ("Shire"). All terms not otherwise defined herein are defined in either the Option Agreement or the Development and License Agreement described below. The execution and delivery of this Agreement shall constitute the "Closing".

                                R E C I T A L S

          A. Cortex possesses know-how, expertise and rights to issued United States patents and patent applications with corresponding foreign filed patent applications pertaining to a class of proprietary pharmaceuticals called AMPAKINES(R).

          B. Cortex and Shire have on even date herewith entered into an Option Agreement (the "Option Agreement"). In connection with the Option Agreement, Shire shall purchase Common Stock of Cortex on the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

                       ARTICLE 1:  SALE OF CORTEX SHARES

          1.1  Sale of Common Stock.  Subject to the satisfaction of the terms
               --------------------
and conditions of the Closing set forth herein and in reliance upon the respective representations and warranties of the parties set forth herein or in any document delivered pursuant hereto, Cortex agrees to sell to Shire upon the Closing a number of shares of Cortex Common Stock = $870,000/FMV, where FMV equals the average of the closing sales price of Cortex Common Stock, as reported on the NASDAQ OTC Bulletin Board, on the [*] trading days consisting of the [*] trading days immediately preceding the Effective Date, and the [*] trading days immediately following the Effective Date. The aggregate purchase price of the shares shall be $870,000 . The shares of Common Stock which are to be purchased pursuant to this Article referred to herein as the "Shares".

          1.2  Delivery of the Shares at the Closing. The Closing for the
               -------------------------------------
purchase of the shares shall occur on April 28, 2000 at a place and time (the "Closing Date") to be agreed upon by Cortex and Shire. At the Closing, Shire shall pay to Cortex the aggregate purchase price for the Shares being purchased hereunder and Cortex shall deliver to Shire one or more stock certificates registered in the name of Shire, or in such nominee name(s) as designated in writing by Shire, representing the number of Shares being purchased. Cortex's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to Shire at the Closing shall be subject to the following conditions, any one or more of which may be waived by Cortex: (a) receipt by Cortex of a certified or bank check or wire transfer in the full amount of the purchase price for the Shares being purchased hereunder and (b) the accuracy in all material respects of the representations and warranties made by


* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Shire herein and the fulfillment in all material respects of those undertakings of Shire to be fulfilled prior to the Closing. Shire's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by Cortex herein and the fulfillment in all material respects of those undertakings of Cortex to be fulfilled prior to the Effective Date, any one or more of which conditions may be waived by Shire.

                   ARTICLE 2:  REPRESENTATIONS AND WARRANTIES

          2.1  Representations, Warranties and Covenants of Cortex.  Cortex
               ---------------------------------------------------
hereby represents and warrants to, and covenants with, Shire as follows:

               2.1.1  Organization and Qualification.  Cortex is a corporation
                      ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted.

               2.1.2  Due Execution, Delivery and Performance of the Agreement.
                      --------------------------------------------------------
Cortex's execution, delivery and performance of this Agreement (a) has been duly authorized under Delaware law by all requisite corporate action by Cortex, and
(b) will not violate any law or the Certificate of Incorporation or Bylaws of Cortex or any subsidiary or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which Cortex or any subsidiary is a party or by which Cortex or any of their respective properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of Cortex or any subsidiary. Upon its execution and delivery, and assuming the valid execution thereof by Shire, the Agreement will constitute a valid and binding obligation of Cortex, enforceable against Cortex in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               2.1.3  Issuance, Sale and Delivery of the Shares. The shares
                      -----------------------------------------
have been duly authorized and reserved for issuance to Shire by all necessary corporate action. When issued and paid for, the Shares to be sold hereunder by Cortex will be validly issued and outstanding, fully paid and non-assessable.

               2.1.4  Additional Information.  Cortex represents and warrants
                      ----------------------
that all reports filed by Cortex with the Securities and Exchange Commission (the "Commission") since January 1, 1998 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when filed, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

               2.1.5  No Material Changes.  As of the date hereof, there has
                      -------------------
been no material adverse change in the financial condition or results of operations of Cortex since the filing date of Cortex's last report with the Commission pursuant to the reporting requirements of the Exchange Act.

     2.2  Representations, Warranties and Covenants of Shire.
          --------------------------------------------------

          2.2.1  Investment Considerations.  Shire represents and warrants to,
                 -------------------------
and covenants with, Cortex that:

                 (a) Shire has the business experience to protect its interests in connection with this investment and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares;

                 (b) Shire is acquiring the Shares for its own account for investment only and with no present intention of distributing any of such Shares within the meaning of Section 2(11) of the Securities Act of 1933 (the "Securities Act") or any arrangement or understanding with any other persons regarding the distribution of such Shares (within the meaning of the Securities
Act);

                 (c) Shire understands that the Shares it is purchasing are "restricted securities" under the federal securities laws inasmuch as they are being acquired from Cortex in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances;

                 (d) Shire will not, directly or indirectly, offer, sell, pledge transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder. Without in any way limiting the representations set forth above, Shire further agrees not to make any disposition of all or any portion of the Shares for a period of the longer of (i) two (2) years following the date of acquisition of the Shares, or (ii) if Shire exercises the Option under the Option Agreement, the end of the Research Phase as defined in the Development and License Agreement entered into between Shire and Cortex in connection with such Option exercise, and, after such time, only if (x) there is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or (y) (A) Shire shall have notified Cortex of the proposed disposition and shall have furnished Cortex with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if requested by Cortex, Shire shall have furnished Cortex with an opinion of counsel, reasonably satisfactory to Cortex and its counsel, that such disposition will not require registration of such shares under the Securities Act, provided that Cortex shall not require such opinion to the extent such disposition is in accordance with Rule 144. In addition, Shire will not dispose of more than [*] Shares in any calendar month, irrespective of its disposition of shares in any prior calendar month.

                 (e) Shire qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; and

                 (f) It is understood that the certificates evidencing the Shares shall bear the following legend:


* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

          "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or, if requested by Cortex, an opinion of counsel reasonably satisfactory to Cortex and its counsel, that such registration is not required under such Act."


          2.2.2  Due Execution, Delivery and Performance of the Agreement.
                 --------------------------------------------------------
Shire further represents and warrants to, and covenants with, Cortex that (a) Shire is a public limited company duly organized, validly existing and in good standing under the laws of England and Wales and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (b) the execution, delivery and performance of this Agreement will not violate any law or the Articles of Association of Shire or any subsidiary or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which Shire or any subsidiary is a party or by which Shire, any subsidiary, or any of their respective properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or encumbrance, of any material nature whatsoever, upon any assets of Shire or any subsidiary and (c) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Shire enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                        ARTICLE 3: REGISTRATION RIGHTS

     3.1  Registration Rights.  Cortex covenants and agrees as follows:
          -------------------

          3.1.1  Requested Registrations.  If Shire fails to exercise the
                 -----------------------
Option, then at any time after two (2) years following the Closing Date, or (ii) if Shire does exercise the Option, then at any time after the end of the Research Phase as defined in the Development and License Agreement, and subject to the conditions herein set forth, Shire shall have the right to require Cortex to effect the registration of Shares on a registration statement under the Securities Act by giving Cortex written notice requesting such registration and specifying the number of Shares proposed to be sold and the proposed plan for distribution of such Shares; provided, however, that such request shall cover at least [*] Shares. Shire shall be entitled to one requested registration on an appropriate registration form for a registered offer. If and whenever Cortex shall be required by the provisions of this Section 3.1.1 to effect the registration of any Shares hereunder, Cortex will, as expeditiously as possible:

          (a) use its best efforts to prepare and file a registration statement, giving effect to the plan of distribution of the Shares proposed to be sold, and use its best efforts to cause such registration statement to become effective in order that Shire may sell its Shares in accordance with the proposed plan of distribution;

* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and advise Shire promptly of any proposal to amend or supplement the registration statement and to comply with the provisions of the Securities Act with respect to the offer of the Shares covered by such registration statement during the period required for distribution of the Shares, which period shall not be in excess of nine (9) months from the effective date of such registration statement;

          (c) furnish Shire such number of copies of such prospectus as it may reasonably request in order to facilitate the sale of the Shares;

          (d) file documents required of Cortex for blue sky clearance in states specified in writing by Shire; provided, however, that Cortex shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is now not so qualified or has not so consented; and

          (e) use it best efforts to prevent the issuance of any stop order with respect to any registration statement and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment;

          (f) file all documents required to be filed with the Commission pursuant to the Exchange Act;

          (g) have the Shares listed on the NASDAQ OTC Bulletin Board, or such other exchange as the Common Stock may then be listed on;

          (h) bear all expenses in connection with the procedures set forth in paragraphs (a) through (d) of this Section 6.1 and the registration of the Shares pursuant to the registration statement, other than fees and expenses, if any, of counsel or other advisors to Shire.

     If at the time of any request to register Shares pursuant to this Section
6.1 Cortex is engaged or has fixed plans to engage within 60 days of the date of receipt of the request in a registered public offering, or is engaged in any other activity which, in the good faith determination of Cortex's Board of Directors, would be adversely affected by the demand registration, then Cortex may at its option direct that such request be delayed for a period not in excess of 90 days from the closing of such offering or the date of Cortex's Board of Directors' determination, as the case may be.

          3.1.2  Indemnification.  For the purpose of this Section 3.1.2,
                 ---------------

          (a) the term "Selling Stockholder" shall mean Shire and any officer, director, employee, agent, affiliate or person deemed to be in control of such person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

          (b) the term "Registration Statement" shall mean any final prospectus, exhibit, supplement or amendment included in or relating to the registration statement referred to in Section 6.1; and

          (c) the term "untrue statement" shall mean any untrue statement or alleged untrue statement of, or any omission or alleged omission to state, in the Registration

Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Cortex agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on or after the effective date thereof, or arise out of any failure by Cortex to fulfill any undertaking included in the Registration Statement and Cortex will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Cortex shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to Cortex by or on behalf of such Selling Stockholder specifically for use in the Registration Statement, or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Shire prior to the pertinent sale or sales by Shire.

     Shire agrees to indemnify and hold harmless Cortex (and each person, if any, who controls Cortex within the meaning of Section 15 of the Securities Act, each officer of Cortex who signs the Registration Statement and each director of Cortex) from and against any losses, claims, damages or liabilities to which Cortex (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on or after the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by Shire specifically for use in the Registration Statement, and Shire will reimburse Cortex (or such officer, director or controlling person, as the case may be), for any legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding or claim.

     Promptly after receipt by any indemnified person of a notice of a claim or the commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3.1.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified persons of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, on the advice of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any officer, director, employee, agent, affiliate or person deemed to be in control of such indemnifying person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. It is understood, however, that Cortex shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits, or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties not having actual or potential differing interests with Cortex or among themselves.

     3.2   "Stand-Off" Agreement.  If Shire holds any Shares at such time as
           ---------------------
Cortex proposes to offer shares of its Common Stock or other securities for sale in a registered public offering, then Shire agrees not to sell or otherwise transfer or dispose of any such Shares or other securities of Cortex held by it during the period commencing 10 days prior to, and expiring 90 days after, such registered public offering has become effective. Cortex may impose stop transfer instructions with respect to the Shares or other securities subject to the foregoing restriction until the end of any stand-off period.

     3.3  Registration Rights Subject to Existing Rights; Termination. Shire's
          -----------------------------------------------------------
registration rights under this Article 3 shall be subject to and limited by existing registration rights granted to certain investors in Cortex holding piggyback registration rights. Shire's registration rights hereunder shall terminate as to any Shares when such Shares have been sold pursuant to a registration statement or may be sold without registration pursuant to Rules 144 or 144A, or otherwise under the Securities Act.

                       ARTICLE 4:  STANDSTILL COVENANTS.

     4.1  Standstill Agreement.  Shire agrees that, for a period of three (3)
          --------------------
years following the Closing Date (the "Standstill Period"), unless it has obtained the prior written consent of Cortex, it will not

               (a) own or acquire, directly or indirectly, by purchase or otherwise, of record or beneficially, any voting securities of Cortex, or rights or options to acquire voting securities of Cortex, if after such acquisition (and giving effect to the exercise of any such rights or options) Shire would own of record or beneficially in the aggregate ten percent (10%) or more of the voting securities of Cortex (assuming the exercise of all outstanding rights to acquire voting securities held by Shire) (the "10 Percent Limit"); provided that notwithstanding the provisions of this clause (a), if the number of shares of outstanding voting securities is reduced or if the aggregate ownership of Shire is increased as a result of a recapitalization of Cortex or as a result of any other action taken by Cortex, Shire will not be required to dispose of any of its holdings of voting securities even though such action resulted in Shire's ownership exceeding the percentage of voting securities which the Investor would then be permitted to own. In the event that Shire owns in the aggregate more than the 10 Percent Limit due to a repurchase by Cortex of any of its Common Stock, Cortex shall, at Shire's option, repurchase that number of shares of its Common Stock from Shire necessary to reduce Shire's ownership of Cortex's Common Stock below the 10 Percent Limit, at the current market price. Except as otherwise provided above, if Shire shall at any time during the Standstill Period own in the aggregate in excess of the maximum percentage of the voting securities at the time permitted by this clause (a), Shire shall sell as promptly as practicable under the circumstances sufficient voting securities so that after such sale Shire shall not own in the aggregate more than the applicable maximum permitted percentage of voting securities (provided, however, that the foregoing paragraph shall not be deemed to limit Cortex's remedies in the event that the excess voting securities were acquired in violation of this Section);

          (b) "solicit" proxies with respect to voting securities under any circumstances or become a "participant" in any "election contest" relating to the election of directors of Cortex, as such terms are defined in Regulation 14A under the Exchange Act, deposit any voting securities in a voting trust or subject them to a voting agreement or other agreement of similar effect;

          (c) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals at any time, or induce or attempt to induce any other person to initiate any stockholder proposal; or

          (d) take any action individually or jointly with any partnership, limited partnership, syndicate, or other group or assist any other person, corporation, entity or group in taking any action it could not take individually under the terms of this Agreement.

     4.2  Mergers, Tender Offers or Similar Transactions.  Shire agrees that,
          ----------------------------------------------
for a period of three (3) years following the Closing Date, it will not

          (a) directly or indirectly, without the prior approval of Cortex's Board of Directors, solicit or encourage any person to propose a business combination or similar transaction with, or a change of control of, Cortex or to make a tender offer for shares of Cortex's Common Stock or other voting securities; and

          (b) directly or indirectly, without the prior approval of Cortex's Board of Directors, publicly (or in a manner requiring Cortex to disclose publicly) (i) propose any business combination or similar transaction with, or a change of control of, Cortex; (ii) make or propose a tender offer for shares of Common Stock or other voting securities of Cortex; (iii) otherwise act to seek control of or influence Cortex's Board of Directors or the management, policies or affairs of Cortex; or (iv) propose any amendment to or waiver under this Section which would permit Shire to acquire additional Common Stock or other voting securities other than those presently permitted under this Section.

     4.3  Affiliates of Shire.  Shire represents to Cortex that there is no
          -------------------
Affiliate of Shire which, as of the date of this Agreement, owns of record or beneficially any (a) Common Stock or other voting securities of Cortex or (b) any other securities convertible or exchangeable (with or without the payment of additional consideration) into voting securities of Cortex. Shire covenants to Cortex that, if at any time while this Article 4 is in effect, any Affiliate of Shire becomes or intends to become the beneficial owner, as defined in regulations promulgated by the Commission, of any Common Stock or voting securities of Cortex, or any securities convertible or exchangeable into voting securities, Shire will, whether prior to such ownership if possible, or, if not possible, as soon as practicable after such ownership, cause such Affiliate to agree to be bound by Section 4 of this Agreement.

     4.4  Equitable Remedies.  Shire agrees that irreparable damage would occur
          ------------------
if any provision of this Article 4 were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Cortex shall be entitled to an injunction or injunctions to prevent breaches of this
Article 4 and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which it may be entitled at law or equity. Shire agrees to waive and hereby waives any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

 ARTICLE 5:  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     5.1 Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by Cortex and Shire herein shall survive the execution of this Agreement, the delivery to Shire of the Shares being purchased and the payment therefor, except to the extent otherwise provided herein.

                           ARTICLE 6: MISCELLANEOUS



     6.1  Notices. Any consent, notice or report required or permitted to be
          -------
given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

          If to Cortex:      Cortex Pharmaceuticals, Inc.
                             15241 Barranca Parkway
                             Irvine, California 92618  U.S.A.
                             Telephone:  (949) 727-3157
                             Telecopy:  (949) 727-3657

                             Attention:  Maria S. Messinger

          with a copy to:    Stradling Yocca Carlson & Rauth
                             660 Newport Center Drive, Suite 1600
                             Newport Beach, California 92660
                             Attention:  Lawrence B. Cohn
                             Telephone:  (949) 725-4132
                             Telecopy:   (949) 725-4100

          If to Shire:       Shire Pharmaceuticals Group, plc

                             East Anton, Andover
                             Hampshire, SP10 5RG ENGLAND
                             Telephone: (011) 44-1264-333455
                             Telecopy:  (011) 44-1264-333460
                             Attention: Company Secretary

     6.2  Entire Agreement.  This Agreement, together with the Option Agreement,
          ----------------
contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement.

     6.3  Assignment. This Agreement may not be assigned or otherwise
          ----------
transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that each of the Parties may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction (which shall be deemed an assignment). Any purported assignment in violation of the preceding sentences shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing.

     6.4  Amendments and Waivers.  Each party hereby agrees that it does not
          ----------------------
intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

     6.5  Headings.  The headings of the various sections of this Agreement have
          --------
been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     6.6  Severability.  In case any provision contained in this Agreement
          ------------
should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     6.7  Governing Law, Venue.  This Agreement shall be governed by, and
          --------------------
construed in accordance with, the laws of the State of California and the United States, as though made and to be fully performed therein without regard to conflicts of laws principles thereof. All disputes with respect to this Agreement and the subject matter hereof shall be heard exclusively in the state or federal courts in Orange County, California, and the parties agree to the jurisdiction of such courts.

     6.8  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.9  Expenses.  Except as otherwise specifically provided herein, each
          --------
party shall bear its own expenses in connection with this Agreement.

     6.10 Publicity.  Neither party hereto shall issue any press releases or
          ---------
otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except as may be required by applicable law or regulation.

     6.11 Confidentiality.  Shire acknowledges and agrees that any information
          ---------------
or data it has acquired from Cortex, not otherwise properly in the public domain, was received in confidence. Shire agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of Cortex or for the benefit of any other person or persons, or misuse in any way, any confidential information of Cortex.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.



                                                CORTEX PHARMACEUTICALS, INC.


                                                By:   ________________________

                                                Name: ________________________

                                                Its:  ________________________


                                                SHIRE PHARMACEUTICALS GROUP, plc


                                                By:   ________________________

                                                Name: ________________________

                                                Its:  ________________________

                                   EXHIBIT C

Under embargo until 1pm (UK), 8am (US ET)
19 April 2000


                Cortex and Shire Announce Agreement to Evaluate
                      Ampakine CX516 for the Treatment of
                Attention Deficit Hyperactivity Disorder (ADHD)


Andover, UK- 19 April 2000 - Shire Pharmaceuticals Group plc (LSE : SHP.L, NASDAQ : SHPGY) and Cortex Pharmaceuticals, Inc. (OTC.BB: CORX) announced today that they have signed an option agreement under which Shire will evaluate the use of Cortex's Ampakine CX516 for the treatment of Attention Deficit Hyperactivity Disorder (ADHD). Under the terms of the agreement, Shire will undertake a double-blind, placebo-controlled evaluation of CX516 in ADHD patients. In exchange for the option, Cortex will receive US $870,000 and will issue common stock to Shire. In addition, Shire will pay $130,000 and purchase study drug from Cortex. Shire will be responsible for all costs associated with the clinical trial.

If the study proves effective, Shire has the right to convert its option into an exclusive worldwide license for the Ampakines/(R)/ for ADHD under a development and licensing agreement. Should Shire elect to execute this agreement, Shire will bear all future developmental costs. Cortex would receive an upfront fee, milestone payments based on successful clinical and commercial development, research support for additional Ampakines and royalties on sales.

"Shire is one of the leading companies in the field of ADHD and we believe that they are an excellent and aggressive partner for developing this potential Ampakine application," stated Vincent F. Simmon, Ph.D., President and Chief Executive Officer of Cortex. "Ampakines have not been previously tested in patients with ADHD, but notable improvements were observed in clinical and neuropsychiatric measures of attention, distractibility, memory and cognition in a recently completed double-blind study of Ampakine CX516 in patients with schizophrenia. Patients with ADHD typically have impairments in each of these critical areas. The Ampakines could represent a novel, non-controlled (not regulated by the Drug Enforcement Agency) approach for treating ADHD."

Shire currently markets Adderall and Dextrostat for ADHD, which together have
more than a 30% share of the US market, according to US IMS.   Dr. Wilson
Totten, Group R&D Director of Shire stated, "The Ampakines may represent a completely new pharmacological approach to this disease and may have the potential to improve the management of patients with ADHD and related disorders." Rolf Stahel, Chief Executive of Shire commented, "We see the Ampakines as a significant potential strengthening of our global ADHD strategy."

                                   -   END -
For further information please contact:

Shire Pharmaceuticals Group, plc:

     Dr Michael Gaitonde                     David Yates / Sophie Pender-Cudlip
     Investor Relations                      Financial Dynamics
     Shire Pharmaceuticals Group, plc        Shire Pharmaceuticals Group, plc
     + 44 1264 348552                        + 44 171 831 3113

Cortex Pharmaceuticals, Inc.:

     Vincent F. Simmon, Ph.D.                Bruce Russell
     President and CEO                       Investor Relations
     Cortex Pharmaceuticals, Inc.            Russell Communications Group
     001 (949) 727-3157                      001 (310) 216-1414

Notes to editors

Shire Pharmaceuticals Group plc

Shire is an international specialty pharmaceutical company with a strategic focus on four therapeutic areas: central nervous system disorders, metabolic diseases, oncology and gastroenterology. The group has sales and marketing infrastructure with a broad portfolio of products targeting the US, Canada, UK, Republic of Ireland, France, Germany and Italy, with plans to add other key markets in due course. Shire's global research and development expertise has already provided three marketed products, whilst the current pipeline of 14 projects includes one project in registration and a significant number post Phase II. Shire is actively searching to acquire further marketed products and development projects to enhance the potential for future growth, both organically and by acquisition. Website: http://www.shire.com/
                                           ---------------------

Cortex Pharmaceuticals, Inc.

Cortex, located in Irvine, California, is a development stage neuroscience company pioneering a new class of proprietary pharmaceuticals called Ampakines, which act to increase the strength of signals at connections between brain cells. Disruption of these connections is believed to be associated with a number of psychiatric and neurodegenerative diseases and disorders including schizophrenia, depression and Alzheimer's disease. The agreement with Shire marks the third mental health disorder under development using Cortex's Ampakine technology. In January 1999, the Company licensed the rights to its Ampakine technology to NV Organon, a division of Akzo Nobel, for use in schizophrenia and depression. A recently completed double-blind, placebo-controlled study conducted by Don Goff, M.D. at Harvard's Massachusetts General Hospital in patients with schizophrenia indicated improvement in a number of symptoms also common to patients with ADHD. Cortex is currently in advanced discussions regarding another licensing opportunity for the use of Ampakines in neurodegenerative disorders including mild cognitive impairment and Alzheimer's disease. Website: http://www.cortexpharm.com/
                  ---------------------------


Attention Deficit Hyperactivity Disorder (ADHD)

Attention deficit hyperactivity disorder (ADHD) is a central nervous system disorder of unknown cause and is characterized by varying degrees of inattention, impulsiveness and hyperactivity. ADHD is primarily a childhood disorder, although it is increasingly being recognized as continuing through adolescence and into adulthood. It is estimated that between three and five percent of children in the US suffer from the condition. US Drug Enforcement Agency Schedule II products, specifically methylphenidate and amphetamines, are currently the only approved first line treatments for ADHD available. For a full discussion of ADHD treatment options, please see the NIH Consensus document referenced below.


Source: Diagnosis and Treatment of Attention Deficit Hyperactivity Disorder National Institutes of Health -- Consensus Development Statement, November 16-18, 1998

           http://odp.od.nih.gov/consensus/cons/110/110 statement.htm
           ----------------------------------------------------------

THE "SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995. The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including but not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development and commercialization, the impact of competitive products, patents, and other risks and uncertainties, including those detailed from time to time in periodic reports, including the F-4 Prospectus and the Annual Report filed on Form 10K by Shire with the Securities and Exchange Commission.

                         CONFIDENTIAL PORTIONS OMITTED
                         -----------------------------




                                   EXHIBIT D
                                   ---------

                           STOCK PURCHASE AGREEMENT

                                    between

                         CORTEX PHARMACEUTICALS, INC.

                                      and

                       SHIRE PHARMACEUTICALS GROUP, plc

                        dated as of ____________, 2000



                              (License Agreement)

                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated as of ____________, 2000 (the "Effective Date") is made between CORTEX PHARMACEUTICALS, INC., having its principal offices at 15241 Barranca Parkway, Irvine, California ("Cortex") U.S.A., and Shire Pharmaceuticals Group, plc., having its principal offices at East Anton, Andover, Hampshire, SP10 5RG England ("Shire"). All terms not otherwise defined herein are defined in either the Option Agreement or the Development and License Agreement described below. The execution and delivery of this Agreement shall constitute the "Closing".

                                R E C I T A L S

     A. Cortex possesses know-how, expertise and rights to issued United States patents and patent applications with corresponding foreign filed patent applications pertaining to a class of proprietary pharmaceuticals called Ampakines(R).

     B. Cortex and Shire have on even date herewith entered into a Development and License Agreement (the "Development and License Agreement"). In connection with the Development and License Agreement, Shire shall purchase Common Stock of Cortex on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

                           1  SALE OF CORTEX SHARES

1.1  Sale of Common Stock. Subject to the satisfaction of the terms and
     --------------------
     conditions of the Closing set forth herein and in reliance upon the respective representations and warranties of the parties set forth herein or in any document delivered pursuant hereto, Cortex agrees to sell to Shire upon the Closing [*]. The shares of Common Stock which are to be purchased pursuant to this Article referred to herein as the "Shares".

1.2  Delivery of the Shares at the Closing.  The Closing for the purchase of the
     -------------------------------------
shares shall occur at a place and time (the "Closing Date") to be agreed upon by Cortex and Shire. At the Closing, Shire shall pay to Cortex the aggregate purchase price for the Shares being purchased hereunder and Cortex shall deliver to Shire one or more stock certificates registered in the name of Shire, or in such nominee name(s) as designated in writing by Shire, representing the number of Shares being purchased. Cortex's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to Shire at the Closing shall be subject to the following conditions, any one or more of which may be waived by Cortex: (a) receipt by Cortex of a certified or bank check or wire transfer in the full amount of the purchase price for the Shares being purchased hereunder and (b) the accuracy in all material respects of the representations and warranties made by Shire herein and the fulfillment in all material respects of those undertakings of Shire to be fulfilled prior to the Closing. Shire's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the accuracy in all material respects of the


*CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION representations and warranties made by Cortex herein and the fulfillment in all material respects of those undertakings of Cortex to be fulfilled prior to the Closing, any one or more of which conditions may be waived by Shire.

                    2       REPRESENTATIONS AND WARRANTIES

2.1  Representations, Warranties and Covenants of Cortex.  Cortex hereby
     ---------------------------------------------------
     represents and warrants to, and covenants with, Shire as follows:

2.1.1  Organization and Qualification.  Cortex is a corporation duly organized,
       ------------------------------
       validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted.

2.1.2  Due Execution, Delivery and Performance of the Agreement.  Cortex's
       --------------------------------------------------------
       execution, delivery and performance of this Agreement (a) has been duly authorized under Delaware law by all requisite corporate action by Cortex, and (b) will not violate any law or the Certificate of Incorporation or Bylaws of Cortex or any subsidiary or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which Cortex or any subsidiary is a party or by which Cortex or any of their respective properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of Cortex or any subsidiary. Upon its execution and delivery, and assuming the valid execution thereof by Shire, the Agreement will constitute a valid and binding obligation of Cortex, enforceable against Cortex in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.1.3  Issuance, Sale and Delivery of the Shares.  The shares have been duly
       -----------------------------------------
       authorized and reserved for issuance to Shire by all necessary corporate action. When issued and paid for, the Shares to be sold hereunder by Cortex will be validly issued and outstanding, fully paid and non-assessable.

2.1.4  Additional Information.  Cortex represents and warrants that all reports
       ----------------------
       filed by Cortex with the Securities and Exchange Commission (the "Commission") since January 1, [INSERT YEAR END TWO YEARS PRIOR TO EFFECTIVE DATE] pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when filed, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.1.5  No Material Changes.  As of the date hereof, there has been no material
       -------------------
       adverse change in the financial condition or results of operations of Cortex since the filing date of Cortex's last report with the Commission pursuant to the reporting requirements of the Exchange Act.

2.2  Representations, Warranties and Covenants of Shire.
     --------------------------------------------------

2.2.1  Investment Considerations.  Shire represents and warrants to, and
       -------------------------
       covenants with, Cortex that:

          2.2.1.1 Shire has the business experience to protect its interests in connection with this investment and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares;

          2.2.1.2 Shire is acquiring the Shares for its own account for investment only and with no present intention of distributing any of such Shares within the meaning of Section 2(11) of the Securities Act of 1933 (the "Securities Act") or any arrangement or understanding with any other persons regarding the distribution of such Shares (within the meaning of the Securities
Act);

          2.2.1.3 Shire understands that the Shares it is purchasing are "restricted securities" under the federal securities laws inasmuch as they are being acquired from Cortex in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances;

          2.2.1.4 Shire will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder. Without in any way limiting the representations set forth above, Shire further agrees not to make any disposition of all or any portion of the Shares for a period of the longer of (i) two (2) years following the date of acquisition of the Shares, or (ii) the end of the Research Phase as defined in the Development and License Agreement, and, after such time, only if (x) there is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or (y) (A) Shire shall have notified Cortex of the proposed disposition and shall have furnished Cortex with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if requested by Cortex, Shire shall have furnished Cortex with an opinion of counsel, reasonably satisfactory to Cortex and its counsel, that such disposition will not require registration of such shares under the Securities Act, provided that Cortex shall not require such opinion to the extent such disposition is in accordance with Rule 144. In addition, Shire will not dispose of more than One Hundred Thousand (100,000) Shares in any calendar month, including for such calculation, any shares of Common Stock Shire acquired pursuant to the Stock Purchase Agreement April 19, 2000, (the "Prior Stock Purchase Agreement"), irrespective of its disposition of shares in any prior calendar month.

          2.2.1.5 Shire qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; and

          2.2.1.6 It is understood that the certificates evidencing the Shares shall bear the following legend:

          "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or, if requested by Cortex, an opinion of counsel reasonably satisfactory to Cortex and its counsel, that such registration is not required under such Act."

       2.2.2   Due Execution, Delivery and Performance of the Agreement. Shire
               --------------------------------------------------------
further represents and warrants to, and covenants with, Cortex that (a) Shire is a public limited company duly organized, validly existing and in good standing under the laws of England and Wales and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (b) the execution, delivery and performance of this Agreement will not violate any law or the Articles of Association of Shire or any subsidiary or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which Shire or any subsidiary is a party or by which Shire, any subsidiary, or any of their respective properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or encumbrance, of any material nature whatsoever, upon any assets of Shire or any subsidiary and (c) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Shire enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                          3   REGISTRATION RIGHTS

3.1  Registration Rights.  Cortex covenants and agrees as follows:
     -------------------

       3.1.1   Requested Registrations. At any time after the end of the
               -----------------------
Research Phase as defined in the Development and License Agreement, and subject to the conditions herein set forth, Shire shall have the right to require Cortex to effect the registration of Shares on a registration statement under the Securities Act by giving Cortex written notice requesting such registration and specifying the number of Shares proposed to be sold and the proposed plan for distribution of such Shares; provided, however, that such request shall cover at least [*] Shares (including any shares acquired by Shire under the Prior Stock Purchase Agreement). Shire shall be entitled to one requested registration on an appropriate registration form for a registered offer (including in such limitation, any registration requested under the Prior Stock Purchase Agreement). If and whenever Cortex shall be required by the provisions of this
Section 3.1.1 to effect the registration of any Shares hereunder, Cortex will, as expeditiously as possible:

       3.1.1.1 use its best efforts to prepare and file a registration statement, giving effect to the plan of distribution of the Shares proposed to be sold, and use its best efforts to cause such registration statement to become effective in order that Shire may sell its Shares in accordance with the proposed plan of distribution;

* CONFIDENTIAL PROVISIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

       3.1.1.2 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and advise Shire promptly of any proposal to amend or supplement the registration statement and to comply with the provisions of the Securities Act with respect to the offer of the Shares covered by such registration statement during the period required for distribution of the Shares, which period shall not be in excess of nine (9) months from the effective date of such registration statement;

       3.1.1.3 furnish Shire such number of copies of such prospectus as it may reasonably request in order to facilitate the sale of the Shares;

       3.1.1.4 file documents required of Cortex for blue sky clearance in states specified in writing by Shire; provided, however, that Cortex shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is now not so qualified or has not so consented; and

       3.1.1.5 use it best efforts to prevent the issuance of any stop order with respect to any registration statement and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment;

       3.1.1.6 file all documents required to be filed with the Commission pursuant to the Exchange Act;

       3.1.1.7 have the Shares listed on the NASDAQ OTC Bulletin Board, or such other exchange as the Common Stock may then be listed on;

       3.1.1.8 bear all expenses in connection with the procedures set forth in paragraphs (a) through (d) of this Section 6.1 and the registration of the Shares pursuant to the registration statement, other than fees and expenses, if any, of counsel or other advisors to Shire.

       If at the time of any request to register Shares pursuant to this Section
6.1 Cortex is engaged or has fixed plans to engage within 60 days of the date of receipt of the request in a registered public offering, or is engaged in any other activity which, in the good faith determination of Cortex's Board of Directors, would be adversely affected by the demand registration, then Cortex may at its option direct that such request be delayed for a period not in excess of 90 days from the closing of such offering or the date of Cortex's Board of Directors' determination, as the case may be.

3.1.2  Indemnification.  For the purpose of this Section 3.1.2,
       ---------------

       3.1.2.1 the term "Selling Stockholder" shall mean Shire and any officer, director, employee, agent, affiliate or person deemed to be in control of such person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

       3.1.2.2 the term "Registration Statement" shall mean any final prospectus, exhibit, supplement or amendment included in or relating to the registration statement referred to in Section 6.1; and

       3.1.2.3 the term "untrue statement" shall mean any untrue statement or alleged untrue statement of, or any omission or alleged omission to state, in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Cortex agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on or after the effective date thereof, or arise out of any failure by Cortex to fulfill any undertaking included in the Registration Statement and Cortex will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Cortex shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to Cortex by or on behalf of such Selling Stockholder specifically for use in the Registration Statement, or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Shire prior to the pertinent sale or sales by Shire.

     Shire agrees to indemnify and hold harmless Cortex (and each person, if any, who controls Cortex within the meaning of Section 15 of the Securities Act, each officer of Cortex who signs the Registration Statement and each director of Cortex) from and against any losses, claims, damages or liabilities to which Cortex (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on or after the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by Shire specifically for use in the Registration Statement, and Shire will reimburse Cortex (or such officer, director or controlling person, as the case may be), for any legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding or claim.

     Promptly after receipt by any indemnified person of a notice of a claim or the commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3.1.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified persons of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, on the advice of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any officer, director, employee, agent, affiliate or person deemed to be in control of such indemnifying person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. It is understood, however, that Cortex shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits, or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties not having actual or potential differing interests with Cortex or among themselves.

     3.2      "Stand-Off" Agreement. If Shire holds any Shares at such time as
              ---------------------
Cortex proposes to offer shares of its Common Stock or other securities for sale in a registered public offering, then Shire agrees not to sell or otherwise transfer or dispose of any such Shares or other securities of Cortex held by it during the period commencing 10 days prior to, and expiring 90 days after, such registered public offering has become effective. Cortex may impose stop transfer instructions with respect to the Shares or other securities subject to the foregoing restriction until the end of any stand-off period.

     3.3      Registration Rights Subject to Existing Rights; Termination.
              -----------------------------------------------------------
Shire's registration rights under this Article 3 shall be subject to and limited by existing registration rights granted to certain investors in Cortex holding piggyback registration rights. Shire's registration rights hereunder shall terminate as to any Shares when such Shares have been sold pursuant to a registration statement or may be sold without registration pursuant to Rules 144 or 144A, or otherwise under the Securities Act.

                           4  STANDSTILL COVENANTS.

     4.1      Standstill Agreement. Shire agrees that, for a period of three (3)
              --------------------
years following the Closing Date (the "Standstill Period"), unless it has obtained the prior written consent of Cortex, it will not

     4.1.1.1 own or acquire, directly or indirectly, by purchase or otherwise, of record or beneficially, any voting securities of Cortex, or rights or options to acquire voting securities of Cortex, if after such acquisition (and giving effect to the exercise of any such rights or options) Shire would own of record or beneficially in the aggregate ten percent (10%) or more of the voting securities of Cortex (assuming the exercise of all outstanding rights to acquire voting securities held by Shire) (the "10 Percent Limit"); provided that notwithstanding the provisions of this clause (a), if the number of shares of outstanding voting securities is reduced or if the aggregate ownership of Shire is increased as a result of a recapitalization of Cortex or as a result of any other action taken by Cortex, Shire will not be required to dispose of any of its holdings of voting securities even though such action resulted in Shire's ownership exceeding the percentage of voting securities which the Investor would then be permitted to own. In the event that Shire owns in the aggregate more than the 10 Percent Limit due to a repurchase by Cortex of any of its Common Stock, Cortex shall, at Shire's option, repurchase that number of shares of its Common Stock from Shire necessary to reduce Shire's ownership of Cortex's Common Stock below the 10 Percent Limit, at the current market price. Except as otherwise provided above, if Shire shall at any time during the Standstill Period own in the aggregate in excess of the maximum percentage of the voting securities at the time permitted by this clause (a), Shire shall sell as promptly as practicable under the circumstances sufficient voting securities so that after such sale Shire shall not own in the aggregate more than the applicable maximum permitted percentage of voting securities (provided, however, that the foregoing paragraph shall not be deemed to limit Cortex's remedies in the event that the excess voting securities were acquired in violation of this Section);

     4.1.1.2 "solicit" proxies with respect to voting securities under any circumstances or become a "participant" in any "election contest" relating to the election of directors of Cortex, as such terms are defined in Regulation 14A under the Exchange Act, deposit any voting securities in a voting trust or subject them to a voting agreement or other agreement of similar effect;

     4.1.1.3 initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals at any time, or induce or attempt to induce any other person to initiate any stockholder proposal; or

     4.1.1.4 take any action individually or jointly with any partnership, limited partnership, syndicate, or other group or assist any other person, corporation, entity or group in taking any action it could not take individually under the terms of this Agreement.

4.2  Mergers, Tender Offers or Similar Transactions.  Shire agrees that, for a
     ----------------------------------------------
period of three (3) years following the Closing Date, it will not

     4.2.1.1 directly or indirectly, without the prior approval of Cortex's Board of Directors, solicit or encourage any person to propose a business combination or similar transaction with, or a change of control of, Cortex or to make a tender offer for shares of Cortex's Common Stock or other voting securities; and

     4.2.1.2 directly or indirectly, without the prior approval of Cortex's Board of Directors, publicly (or in a manner requiring Cortex to disclose publicly) (i) propose any business combination or similar transaction with, or a change of control of, Cortex; (ii) make or propose a tender offer for shares of Common Stock or other voting securities of Cortex; (iii) otherwise act to seek control of or influence Cortex's Board of Directors or the management, policies or affairs of Cortex; or (iv) propose any amendment to or waiver under this Section which would permit Shire to acquire additional Common Stock or other voting securities other than those presently permitted under this Section.

     4.3      Affiliates of Shire.  Shire represents to Cortex that there is no
              -------------------
Affiliate of Shire which, as of the date of this Agreement, owns of record or beneficially any (a) Common Stock or other voting securities of Cortex or (b) any other securities convertible or exchangeable (with or without the payment of additional consideration) into voting securities of Cortex. Shire covenants to Cortex that, if at any time while this Article 4 is in effect, any Affiliate of Shire becomes or intends to become the beneficial owner, as defined in regulations promulgated by the Commission, of any Common Stock or voting securities of Cortex, or any securities convertible or exchangeable into voting securities, Shire will, whether prior to such ownership if possible, or, if not possible, as soon as practicable after such ownership, cause such Affiliate to agree to be bound by Section 4 of this Agreement.

     4.4      Equitable Remedies.  Shire agrees that irreparable damage would
              ------------------
occur if any provision of this Article 4 were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Cortex shall be entitled to an injunction or injunctions to prevent breaches of this Article 4 and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which it may be entitled at law or equity. Shire agrees to waive and hereby waives any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

           5  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     5.1 Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by Cortex and Shire herein shall survive the execution of this Agreement, the delivery to Shire of the Shares being purchased and the payment therefor, except to the extent otherwise provided herein.

                               6  MISCELLANEOUS

     6.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

     If to Cortex:       Cortex Pharmaceuticals, Inc.
                         15241 Barranca Parkway
                         Irvine, California 92618 U.S.A.
                         Telephone:(949) 727-3157
                         Telecopy: (949) 727-3657

     with a copy to:     Stradling Yocca Carlson & Rauth
                         660 Newport Center Drive, Suite 1600
                         Newport Beach, California 92660
                         Attention: Lawrence B. Cohn
                         Telephone:(949) 725-4132
                         Telecopy: (949) 725-4100

     If to Shire:        Shire Pharmaceuticals Group, plc
                         East Anton, Andover
                         Hampshire, SP10 5RG ENGLAND
                         Telephone:(011) 44-1264-333455
                         Telecopy: (011) 44-1264-333460
                         Attention: Nicola Proudlock

     6.2  Entire Agreement.  This Agreement, together with the Option Agreement,
          ----------------
contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement.

     6.3  Assignment. This Agreement may not be assigned or otherwise
          ----------
transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that each of the Parties may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction (which shall be deemed an assignment). Any purported assignment in violation of the preceding sentences shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing.

     6.4  Amendments and Waivers. Each party hereby agrees that it does not
          ----------------------
intend to violate any policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

     6.5   Headings.  The headings of the various sections of this Agreement
           --------
have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     6.6   Severability.  In case any provision contained in this Agreement
           ------------
should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     6.7   Governing Law, Venue.  This Agreement shall be governed by, and
           --------------------
construed in accordance with, the laws of the State of California and the United States, as though made and to be fully performed therein without regard to conflicts of laws principles thereof. All disputes with respect to this Agreement and the subject matter hereof shall be heard exclusively in the state or federal courts in Orange County, California, and the parties agree to the jurisdiction of such courts.

     6.8   Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.9   Expenses.  Except as otherwise specifically provided herein, each
           --------
party shall bear its own expenses in connection with this Agreement.

     6.10  Publicity.  Neither party hereto shall issue any press releases or
           ---------
otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except as may be required by applicable law or regulation.

     6.11  Confidentiality.  Shire acknowledges and agrees that any information
           ---------------
or data it has acquired from Cortex, not otherwise properly in the public domain, was received in confidence. Shire agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of Cortex or for the benefit of any other person or persons, or misuse in any way, any confidential information of Cortex.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                           CORTEX PHARMACEUTICALS, INC.

                                           By:   _______________________________
                                           Name: _______________________________
                                           Its:  _______________________________



                                           SHIRE PHARMACEUTICALS GROUP, plc



                                           By:   _______________________________
                                           Name: _______________________________
                                           Its:  _______________________________

                                   EXHIBIT E



                                PATENT COUNTRIES

                                   EXHIBIT F



                              THIRD PARTY LICENSES